Click here to Contents

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

STERLING FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Shares of Beneficial Interest

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2006

www.sterlingfi.com

Dear Sterling Shareholder:

Sterling Financial Corporation’s 2006 Annual Meeting of Shareholders will be held on Tuesday, May 2, 2006, at Lancaster Host Resort & Conference Center, 2300 Lincoln Highway (Route 30) in Lancaster, Pennsylvania. I hope you will join us for this important occasion. We will host a breakfast for shareholders beginning at 8:00 a.m., and the business meeting will begin promptly at 9:00 a.m.

Please note the change in meeting place. The meeting is being held at Lancaster Host Resort & Conference Center on Lincoln Highway (Route 30), a change from where we have met in previous years.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda for the meeting. It also describes how the Board of Directors operates and provides information about our director candidates and the other business items.

I am honored to serve as the Chairman of Sterling Financial Corporation, a position that I have held since July 2005. John E. Stefan, who has served this company with distinction for more than 27 years, preceded me. It has been my pleasure to serve Sterling for the past 19 years as a member of the Board of Directors of Bank of Lancaster County, Sterling Financial Trust Company and Sterling Financial Corporation.

Our company’s reputation and integrity are foremost priorities for the Board of Directors. We believe in strong corporate governance practices, ethics and compliance. Since the passage of the Sarbanes-Oxley Act in 2002, corporate governance and ethics have been a key theme for corporate boards nationwide. Throughout 2005, we looked for opportunities to further improve our practices. The proxy statement summarizes many of these governance practices. Sterling’s primary governance and ethics documents may be accessed through our website at www.sterlingfi.com.

The commitment of the Board and Sterling’s management to our shareholders is unwavering. We are a revenue-driven company focused on growth. We are dedicated to providing long-term value to our shareholders. We believe that through the leadership of Sterling’s management team and the passion of Sterling’s employees, we will continue to achieve positive results for our shareholders, customers, employees, and the communities that we serve.

Sterling’s management team and I look forward to sharing more information with you about Sterling’s MOMENTUM, ALIGNMENT and EXECUTION at the Annual Meeting.

Whether or not you plan to attend, please vote and return your proxy as soon as possible so that your shares will be represented at the meeting. This important shareholder responsibility helps the Board and Sterling management set the course for the year.

Thank you for your continued confidence in and support of your company, Sterling Financial Corporation.

Sincerely,

Glenn R. Walz,

Chairman

Notice of Annual Meeting of Shareholders

On

May 2, 2006

STERLING FINANCIAL CORPORATION (“Sterling”) will hold its 2006 Annual Meeting of Shareholders at Lancaster Host Resort & Conference Center, 2300 Lincoln Highway East, Lancaster, Pennsylvania at 9:00 a.m. on Tuesday, May 2, 2006. Shareholders will vote on the following proposals and matters:

1.	Election of four Class of 2009 Directors;
2.	Approval of the 2006 Equity Compensation Plan;
3.	Ratification of the appointment of Ernst & Young LLP as Sterling’s independent auditors for the fiscal year ending December 31, 2006; and
4.	Any other business that is properly presented at the meeting.

Only shareholders who were record owners at the close of business on March 3, 2006, may attend and vote at the meeting.

Regardless of the number of shares that you own, it is important that your shares be represented at the meeting. You are encouraged to take advantage of the easy and cost-effective Internet and telephone voting that Sterling offers. Please see page 1 of the Proxy Statement for Internet and telephone voting instructions. You may also vote by completing and signing the proxy card and returning it in the enclosed postage pre-paid envelope as soon as possible.

You are cordially invited to attend the meeting.

By Order of the Board of Directors,

JEAN SVOBODA Vice President, General Counsel and Corporate Secretary

i

PROXY STATEMENT

Dated and to be mailed on or about March 29, 2006

ii

Back to Contents

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Sterling Financial Corporation (“Sterling”) on May 2, 2006, and any adjournment thereof. Sterling’s 2005 Annual Report and Form 10-K are being delivered along with this Notice and Proxy Statement, but are not incorporated as part of the Proxy Statement and are not to be considered part of the proxy solicitation material. These materials are being sent to shareholders on or about March 29, 2006.

Proxies and Voting Procedures

Sterling’s Board of Directors is soliciting proxies so that every shareholder will have an opportunity to vote at the meeting, whether or not the shareholder attends the meeting in person. You are being asked to vote on three proposals:

•	Election of four Directors to three-year terms that will expire in 2009;
•	Approval of the 2006 Equity Compensation Plan; and
•	Ratification of the appointment of Ernst & Young LLP as Sterling’s independent auditors for the fiscal year ending December 31, 2006.

The Board of Directors recommends you vote “FOR” all director nominees, “FOR” the approval of the 2006 Equity Compensation Plan and “FOR” the ratification of Ernst & Young.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

How to Vote

You may vote in one of four ways:

Vote Over the Internet

If your shares are held in the name of a broker, bank or other nominee: Vote your Sterling shares over the Internet by accessing the website given on the proxy card you received from your broker, bank, or other nominee and follow the instructions. You will need the control number that appears on your proxy card when you access the web page.

If your shares are registered in your name: Vote your Sterling shares over the Internet by accessing the website at www.voteproxy.com and follow the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page.

Vote by Telephone (Touch-Tone Phone Only)

If your shares are held in the name of a broker, bank, or other nominee: Vote your Sterling shares over the telephone by following the telephone voting instructions provided on the proxy card you received from your broker, bank or other nominee. You will need the control number that appears on your proxy card when you call.

If your shares are registered in your name: Vote your Sterling shares over the telephone by accessing the telephone voting system toll-free at 1-800-PROXIES (1-800-776-9437) and follow the telephone voting instructions. You will need the control number that appears on your proxy card when you call.

Based on your Internet and telephone voting, the proxy holders will vote your shares according to your direction.

Back to Contents

Vote by Returning Your Proxy Card

You may vote by signing and returning your proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should present your signed proxy card at the meeting and be prepared to show proper identification.

Vote by Ballot at the Meeting

You may also attend the meeting and vote by a ballot that you will receive at the meeting.

Sterling 401(k) Retirement Plan Participants

If you are a Sterling employee who, as of the record date, holds shares of Sterling common stock in your 401(k) account, you are entitled to give voting instructions on those shares allocated to your account to Sterling Financial Trust Company, the Trustee of the 401(k) Plan. You will receive a separate voting instruction card for these shares. The Trustee will vote your shares as you direct. If you do not provide voting instructions to the Trustee by the voting deadline, the Trustee will vote your allocated shares on the same proportional basis as the shares that are directed by Plan participants. If a matter arises at the meeting, or such other time, that affords no practical means for securing participant direction, the Trustee will vote the shares in accordance with the recommendations of the Board of Directors of Sterling Financial Corporation, unless to do so would be a breach of the Trustee’s fiduciary duty. To allow sufficient time for voting by the Trustee of the Plan, your voting instructions, whether by proxy, telephone or Internet, must be received by 5:00 p.m. on April 28, 2006.

If You Change Your Mind after Submitting Your Proxy

You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. You can write to the Corporate Secretary at Sterling Financial Corporation, 1097 Commercial Avenue, P.O. Box 38, East Petersburg, Pennsylvania 17520, stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again, either over the Internet or by telephone. Your last vote is the vote that will be counted. If you attend the meeting and have notified the Corporate Secretary that you wish to revoke your previous proxy, you may vote by ballot, which will cancel your previous proxy vote.

Shareholders Entitled to Vote

Shareholders who were record holders of Sterling’s stock at the close of business on Friday, March 3, 2006, may vote at the meeting. On March 3, 2006, there were 29,025,592 shares of Sterling’s common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Quorum

In order to hold the Annual Meeting, a majority of the outstanding shares of common stock must attend or be represented by proxy to constitute a quorum for the conduct of business. Under Pennsylvania law and Sterling’s bylaws, a quorum is required for each proposal to be acted on at the meeting. Votes withheld for directors are counted towards the quorum, but are not included in the vote count for election of the directors. Abstentions and “broker non-votes” are counted in determining the presence of a quorum, but are not counted as votes “for” or “against” a particular proposal. In the absence of instructions from the beneficial owners, brokers who hold shares in street name for the beneficial owners have discretionary authority to vote on certain routine matters, such as the election of directors and the ratification of the independent auditors. A “broker non-vote” occurs when brokers do not have such discretionary voting authority, such as for an equity compensation plan, and have not received voting instructions from the beneficial owner. Because brokers will have discretionary authority to elect directors and to ratify the appointment of Ernst & Young LLP, but not for the approval of the 2006 Equity Compensation Plan, we anticipate that there may be some broker non-votes at the meeting.

Back to Contents

Required Vote

Each share is entitled to one vote on all matters submitted to a vote of the shareholders.

Election of Directors

Directors are elected by a plurality of the total votes cast. The candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.

Approval of the 2006 Equity Compensation Plan

A majority of the votes cast must vote “FOR” the proposal in order for the 2006 Equity Compensation Plan to be approved.

Ratification of Appointment of Independent Auditors

A majority of the votes cast must vote “FOR” the proposal in order for the appointment of Ernst & Young LLP to be ratified as the independent auditors.

Proposal	Vote Required	Broker Discretionary Voting Permitted?

Election of Directors	Plurality	Yes
Approval of 2006 Equity Plan	Majority	No
Ratification of Ernst & Young	Majority	Yes

Tabulation of Votes

American Stock Transfer and Trust Company, Sterling’s transfer agent and registrar, will tabulate the votes.

Householding Information

Any shareholder may obtain a copy of Sterling’s Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Ms. MaryAnn Detwiler, Investor Relations, Sterling Financial Corporation, 1097 Commercial Avenue, P.O. Box 38, East Petersburg, Pennsylvania 17520 or by calling Ms. Detwiler at (717) 735-4547. These documents may be accessed through Sterling’s website at www.sterlingfi.com, select “Investor Relations”, then select “News and Media”, and then select “Documents.”

Pursuant to Securities and Exchange Commission rules, Sterling intends to send a single proxy statement and annual report to multiple shareholders who share the same address and who have the same last name, unless we receive instructions to the contrary from one or more of the shareholders. This method of delivery is known as “householding.” Upon written or oral request, a separate copy of the annual report and/or proxy statement, as applicable, will be delivered promptly to a security holder at a shared address to which a single copy of the documents was delivered or, if you wish to receive a separate proxy statement or annual report in the future, please call Shareholder Relations at (717) 735-5602 or send a written request to Shareholder Relations, Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601. If you are receiving multiple copies of the proxy statement and annual report and want to request that you receive only one copy in the future, please notify Shareholder Relations.

Cost of Proxy Solicitation

Sterling will pay the cost of preparing, assembling, and delivering the Notice of Annual Meeting, Proxy Statement and proxy card. Directors, officers, and employees of Sterling may solicit proxies in person or by telephone without additional compensation. Sterling will reimburse brokerage houses, banks and other nominees for their expenses in forwarding proxy materials to beneficial owners of Sterling’s stock.

Back to Contents

2007 Shareholder Proposals

Any shareholder who intends to present a proposal at the 2007 Annual Meeting must deliver the proposal to the Corporate Secretary at Sterling Financial Corporation, 1097 Commercial Avenue, P.O. Box 38, East Petersburg, Pennsylvania 17520, not later than:

•	November 29, 2006, if the proposal is submitted for inclusion in our proxy materials for the 2007 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Act”); or
•	January 31, 2007, if the proposal is submitted to the Corporate Secretary in accordance with the requirements below, in which case we are not required to include the proposal in our proxy materials.

All proposals should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the laws of the Commonwealth of Pennsylvania.

Under the rules of the SEC, shareholder proposals that are not included in the proxy materials still may be presented at the 2007 Annual Meeting of Shareholders if the shareholder complies with the eligibility requirements and follows certain procedures set forth in SEC Rule 14a-8. The Corporate Secretary must be notified in writing of the proposals by January 31, 2007 and the following information must be provided for each matter to be brought before the meeting:

(i)	a brief description of the business and the reason for bringing it to the meeting;
(ii)	the shareholder’s name and record address;
(iii)	the number of shares of Sterling stock that the shareholder owns; and
(iv)	any material interest (such as financial or personal interest) that the shareholder has in the matter.

CORPORATE GOVERNANCE

General

In accordance with the laws of the Commonwealth of Pennsylvania and Sterling’s Articles of Incorporation and Bylaws, Sterling’s business, property and affairs are managed under the direction of the Board of Directors. Although Sterling’s Directors are not involved in day-to-day operating details, they are kept informed of Sterling’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by Sterling’s officers at meetings of the Board of Directors and committees of the Board of Directors.

Governance Principles

The Board believes that a commitment to good governance enhances long-term shareholder value and goes beyond simply complying with applicable requirements. It means adhering to the highest standards of ethics and integrity. To that end, the Board has adopted a number of policies and processes to ensure effective and responsive governance of the Board and of Sterling. The company’s key governance documents are described below and may be accessed through our website at www.sterlingfi.com. The Corporate Governance and Nominating Committee regularly reviews our governance policies and practices and updates them as appropriate or advisable, based upon Pennsylvania law, the rules and listing standards of the NASDAQ Stock Market, regulations promulgated by the Securities and Exchange Commission, as well as best practices suggested by recognized governance authorities.

The Board of Directors adheres to governance principles that provide the framework for the oversight of Sterling’s business and operations. The governance principles cover topics including, Board and committee composition, director compensation, director conflicts, director independence, director nominations, director education, and Board and committee evaluation.

Back to Contents

Board Independence

The Board believes, and NASDAQ rules require, that a majority of the Board of Directors should be independent directors. The Board believes that there should be no employee directors other than the Chief Executive Officer on the Board. The Audit Committee, Corporate Governance and Nominating Committee, and Management Development and Compensation Committee consist entirely of independent directors. Each of these committees operates pursuant to a charter that may be accessed through our website at www.sterlingfi.com. To be considered “independent”, the Board must determine that the director does not have a “material relationship”, directly or indirectly, with the company. When making its determination regarding the independence of its members, the Board applied the NASDAQ standards listed below, in addition to any other relevant facts and circumstances such as other commercial, banking, consulting, legal, accounting and familial relationships between the directors and Sterling, not only from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. Also considered was the frequency or regularity of the services or goods provided, whether the services or goods provided are being carried out at arm’s length in the ordinary course of business and whether the services or goods are being provided substantially on the same terms to Sterling as those prevailing at the time from unrelated parties for comparable transactions.

Pursuant to NASDAQ Rule 4200(a)(15):

An “Independent Director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The following persons shall not be considered independent:

•	a Director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;
•

a Director who accepted or who has a Family Member who accepted any payments from the company or any parent or subsidiary of the company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

•	compensation for board or board committee service;
•	payments arising solely from investments in the company’s securities;
•	compensation paid to a Family Member who is a non-executive employee of the company or a parent or subsidiary of the company;
•	benefits under a tax-qualified retirement plan, or non-discretionary compensation;
•

loans from a financial institution provided that the loans (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (3) did not involve more than a normal degree of risk or other unfavorable factors, and (4) were not otherwise subject to the specific disclosure requirements of SEC Regulation S-K, Item 404;

•

payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (1) made in the ordinary course of business; (2) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public; and (3) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404; or

•	loans permitted under Section 13(k) of the Act.

Back to Contents

•

a Director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company as an executive officer;

•

a Director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

•	payments arising solely from investments in the company’s securities; or
•	payments under non-discretionary charitable contribution matching programs.
•

a Director of the listed company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the listed company serve on the compensation committee of such other entity; or

•

a Director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

In addition to the requirements outlined above, Audit Committee members are also subject to additional more stringent requirements. (See the description under the heading “Audit Committee”.)

Applying the criteria outlined above, including each Director’s affiliations and relationships, the Board determined that, with the exception of Messrs. Moyer and Stefan, all of our Directors satisfy the independence criteria. Mr. Moyer does not satisfy the criteria because he is an employee Director. Further, the three-year look-back provision referenced above in NASDAQ Rule 4200 commences on the date the relationship ceases. Mr. Stefan retired as Chief Executive Officer of Sterling effective April 30, 2002; however, for one year following his retirement, the Company engaged Mr. Stefan as a consultant and paid him in four monthly installments from January 1, 2003 through April 30, 2003.

Sterling and its subsidiaries have many relationships established in the ordinary course of business with organizations with which our Directors are affiliated, but which are not material to Sterling. (See the section entitled “Certain Relationships and Related Transactions”.)

Code of Ethics

Sterling implemented an Employee Code of Conduct in 1997. In 2004, as required by law and regulation, we amended our code of conduct to also make it applicable to our Directors. It was then renamed our Code of Ethics. As part of the Corporate Governance and Nominating Committee’s regular review of corporate governance best practices, the Committee reviewed the company’s Code of Ethics in 2005 and recommended to the Board the adoption of a broader, more comprehensive Code that addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of corporate assets, insider trading, and financial reporting. On February 28, 2006, the Board adopted the new Code of Ethics which was filed with the SEC on Form 8-K and may be accessed through our website at www.sterlingfi.com. The Code of Ethics applies to all Directors, officers and employees of Sterling and its subsidiaries. In addition, certain provisions of the Code of Ethics applies specifically to each of the Directors and principal persons of Sterling, including but not limited to Sterling’s President and Chief Executive Officer, Chief Financial Officer, Senior Executive Vice Presidents, Senior Vice Presidents, Corporate Controller, Chief Accounting Officer, Manager - Tax and Compliance, General Counsel, Investor Relations Officer, Shareholder Relations Specialist, and all persons performing similar functions. Annually, prior to the annual meeting of shareholders, each of these principal persons must execute a certification to the Audit Committee and Board of Directors indicating their compliance with the Code of Ethics.

Back to Contents

Conflicts of Interest

In 2005, as a corporate governance best practices measure, the Corporate Governance and Nominating Committee reviewed the process for how conflicts of interest, actual or perceived, are reported, evaluated, and dealt with. As a result of this review, the Committee recommended the implementation of a Conflicts of Interest Policy for all Directors and the Board adopted such policy on February 28, 2006. The Director Conflicts of Interest Policy complements the new Code of Ethics and other existing Sterling policies. The Conflicts of Interest Policy may be accessed through our website at www.sterlingfi.com. A similar policy will be implemented for Sterling employees in 2006.

Employee Complaint Procedures for Accounting and Auditing Matters

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, Sterling’s Board of Directors implemented a policy for employee complaint procedures regarding accounting and auditing matters (also known as a “Whistleblower Policy”) in November 2003. This policy provides employees with a confidential and anonymous procedure for submitting good faith complaints regarding Sterling’s accounting or auditing matters to management without fear of dismissal or retaliation of any kind. The Audit Committee oversees the treatment of employee concerns in this area. An external, independent service monitors the hotline.

Director Nomination Process

Pursuant to NASDAQ Rule 4350(c)(4) regarding Nomination of Directors, director nominees must be selected, or recommended for the Board’s selection, either by: (i) a majority of the independent directors, or (ii) a nominations committee comprised solely of independent directors.

The Corporate Governance and Nominating Committee is comprised solely of independent directors and oversees the director nomination process. The Committee considers director candidates from various sources and looks for candidates who possess a range of diverse experience, knowledge and business acumen. The Committee’s goal is to have a balanced, engaged and effective board whose members possess a shared vision and the skills and background necessary to ensure that shareholder value is maximized in a manner consistent with all legal requirements and the highest ethical standards.

Any shareholder of Sterling (including any director, officer or employee of Sterling or any subsidiary or affiliate), who meets the share ownership requirement, can recommend for consideration by the Corporate Governance and Nominating Committee, a director candidate, in accordance with Sterling’s Bylaws. The Committee will evaluate candidates recommended by shareholders on the same basis as candidates recommended by other sources.

Shareholders who wish to nominate a director candidate may do so by complying with the requirements of our Bylaws. Any shareholder nomination must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o the Corporate Secretary, Sterling Financial Corporation, 1097 Commercial Avenue, P.O. Box 38, East Petersburg, Pennsylvania 17520 by January 31, 2007 for inclusion in the 2007 proxy statement. Sterling’s Bylaws may be accessed through our website at www.sterlingfi.com or you may request them from the Corporate Secretary at the address set forth above.

Communication with the Board of Directors

Any shareholder who wishes to communicate with the Board of Directors may do so in writing through the Corporate Secretary of Sterling at 1097 Commercial Avenue, P.O. Box 38, East Petersburg, Pennsylvania 17520. Depending on the facts and circumstances outlined in the communication received, the communication will be forwarded to the appropriate Committee Chairman or to the Chairman of the Board. The Board or Committee will give serious attention to substantive written communications that are submitted by shareholders and will respond if and as appropriate.

Back to Contents

Director Education and Annual Director Retreat

Sterling is committed to ensuring that its directors remain informed regarding corporate governance initiatives and developing best practices as well as industry specific issues. The Board Chairman and each Committee Chair can request specific education sessions for the entire Board or specialized education/training for a committee. Sterling’s Board fees include two days of director education per year. In addition, since 2002, the Board of Directors has held an annual Director Retreat. The Retreat has educational and strategic components. From the Retreat, the Board and each Committee develops its “scope of work” or goals and objectives that it will address during the ensuing year. Following the 2005 Director Retreat, the Corporate Governance and Nominating Committee was charged with developing a comprehensive Board and Committee education plan that will be established and implemented during 2006.

Board and Committee Evaluation Process

Beginning in 2004, the Corporate Governance and Nominating Committee led a self-assessment of the Board’s performance and of its contributions as a whole. This evaluation served as a valuable tool for governance changes implemented in 2005. In addition, in 2006, the Corporate Governance and Nominating Committee will oversee the process of each of the Audit, Management Development and Compensation, and Corporate Governance and Nominating Committee’s self-evaluation of their own performance. The Corporate Governance and Nominating Committee will review each Committee’s self-assessment and report to the Board on the effectiveness of each Committee. The Board considers these self-assessment reviews an integral part of its commitment to achieve high levels of Board and committee performance.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Meetings of the Board of Directors

The Board of Directors held 11 meetings during fiscal year 2005. In addition, there were 42 committee meetings. Sterling’s policy is to require attendance and active participation by directors at board and committee meetings. Each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served during fiscal year 2005. Directors are encouraged to attend the Annual Meeting of Shareholders, and all of Sterling’s directors attended the 2005 annual meeting.

Committees of the Board of Directors

The Board of Directors maintains five standing Committees: Audit, Corporate Governance and Nominating, Executive, Finance, and Management Development and Compensation. The Audit, Corporate Governance and Nominating, and Management Development and Compensation Committees operate pursuant to written charters that may be accessed through our website at www.sterlingfi.com.

Audit Committee

Directors on Sterling’s Audit Committee must satisfy the requirements of NASDAQ Rules 4200(a)(15) and 4350(d), and the independence requirements promulgated by the SEC under the Exchange Act. In determining whether a director is independent, the Board must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from Sterling. Applying these standards, the Board has determined that all of the directors on the Audit Committee are independent.

Back to Contents

Members of the Audit Committee, during 2005, were: Richard H. Albright, Jr., Chairman, Michael A. Carenzo, Anthony D. Chivinski, Bertram F. Elsner, Howard E. Groff, Jr., and William E. Miller, Jr.

During the time that each served in 2005, the Board of Directors determined that Michael A. Carenzo and Anthony D. Chivinski each qualified as an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K as promulgated by the SEC, is “financially sophisticated” under NASDAQ Rule 4350(d) and is “independent” as defined under applicable SEC and NASDAQ rules.

The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending, annually, to the Board of Directors, the engagement of an independent certified public accountant. The Audit Committee met ten (10) times during 2005.

Corporate Governance and Nominating Committee

Members of the Corporate Governance and Nominating Committee, during 2005, were: David E. Hosler, Chairman, Richard H. Albright, Jr., Joan R. Henderson, Terrence L. Hormel, W. Garth Sprecher, and Glenn R. Walz, each of whom is a non-employee Director. As of June 28, 2005, Anthony D. Chivinski was appointed to this Committee and Glenn R. Walz became an ex-officio member. All members of the Corporate Governance and Nominating Committee are independent. The principal duties of this Committee, as set forth in its charter, include developing and recommending to the Board criteria for selecting qualified Director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, Director nominees for each election of Directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to Sterling and providing oversight in the evaluation of the Board and each committee. The Corporate Governance and Nominating Committee met nine (9) times in 2005.

Executive Committee

Members of the Executive Committee, during 2005, were: David E. Hosler, Chairman, Richard H. Albright, Jr., J. Roger Moyer, Jr., W. Garth Sprecher, John E. Stefan, and Glenn R. Walz. At Sterling’s Annual Reorganization Meeting on June 28, 2005, the Executive Committee was reconstituted so that the Board’s Vice Chairman (Mr. Sprecher) serves as the Chairman of this committee and the chairman of each of the four other standing committees (Audit, Corporate Governance and Nominating, Finance, and Management Development and Compensation Committees), plus the Board Chairman (Mr. Walz), the Chief Executive Officer (Mr. Moyer), and the former Chief Executive Officer (Mr. Stefan) comprise the members of this committee. The Executive Committee is authorized to act on behalf of the Board between meetings and to evaluate governance issues and strategic initiatives. In 2005, the Committee met five (5) times related solely to governance and strategic initiatives.

Finance Committee

Members of the Finance Committee, during 2005, were: Glenn R. Walz, Chairman, Michael A. Carenzo, Bertram F. Elsner, Howard E. Groff, Jr., Joan R. Henderson, and Terrence L. Hormel. As of June 28, 2005, Terrence L. Hormel was appointed Chairman of the Committee and Glenn R. Walz became an ex-officio member. The principal duties of the Finance Committee, as set forth in its charter, include overseeing long-term financial plans, including the development of financial policies, capital plan, measurement of financial performance, organizational profitability and interest rate risk management. Additionally, the Committee oversees investment policies and strategies and monitors the budget and financial planning process. The Finance Committee met nine (9) times during 2005.

Back to Contents

Management Development and Compensation Committee

Members of the Management Development and Compensation Committee, during 2005, were: W. Garth Sprecher, Chairman, Howard E. Groff, Jr., Joan R. Henderson, Terrence L. Hormel, and Glenn R. Walz. As of June 28, 2005, Glenn R. Walz became an ex-officio member. The principal responsibilities of the Management Development and Compensation Committee, as set forth in its charter, include establishing Sterling’s compensation philosophy and monitoring the compensation programs, benefits and practices related to the management compensation plans, as well as monitoring the development and implementation of management succession plans. In addition, the Committee makes recommendations to the Board with respect to compensation paid to the CEO. The Management Development and Compensation Committee met nine (9) times during 2005.

Composition of the Standing Committees of the Board of Directors as of December 31, 2005

Director	Audit	Corporate Governance and Nominating	Executive	Finance	Management Development and Compensation

Richard H. Albright, Jr.	Chair	X	X
Michael A. Carenzo	X(7)			X
Anthony D. Chivinski	X(7)	X(1)
Bertram F. Elsner	X			X
Howard E. Groff, Jr.	X			X	X
Joan R. Henderson		X		X	X
Terrence L. Hormel		X	X	Chair(6)	X
David E. Hosler		Chair	X
William E. Miller, Jr.	X
J. Roger Moyer, Jr. (2)			X
W. Garth Sprecher		X	Chair(5)		Chair
John E. Stefan(3)			X
Glenn R. Walz(4)			X
2005 Meetings	10	9	5	9	9

(1)	Mr. Chivinski was appointed to the Corporate Governance and Nominating Committee on June 28, 2005.
(2)	Mr. Moyer is an ex-officio member of all Committees.
(3)	Mr. Stefan served as Chairman of the Board until June 28, 2005.
(4)	Mr. Walz was appointed Chairman of the Board on June 28, 2005 and became an ex-officio member of each committee.
(5)	Mr. Sprecher was appointed Chairman of the Executive Committee on June 28, 2005.
(6)	Mr. Hormel was appointed Chairman of the Finance Committee on June 28, 2005.
(7)	Mr. Carenzo and Mr. Chivinski serve as Financial Experts on the Audit Committee.

Compensation of Directors

The Corporate Governance and Nominating Committee is responsible for evaluating and recommending the compensation of the Board of Directors. Directors who are also employees of Sterling are not compensated separately for serving on the Board and are not paid Board fees or retainers, nor do they receive any additional compensation for attendance at committee meetings. Any adjustment to the directors’ compensation is made annually in July. The directors’ compensation is comprised of three components: (1) restricted shares of Sterling common stock with a one-year vesting period; (2) a matching amount of cash based on the value of the shares; and (3) Committee attendance fees and retainers (if applicable).

In June 2005, the Board set the compensation for the non-employee Directors as follows, with such compensation effective as of July 1, 2005:

•	700 shares of restricted Sterling common stock valued at $21.09 per share for a market value of $14,763;
•	an amount of cash equal to the market value of the shares ($14,763); and
•	Committee fees, as follows:
•	Chairman of the Audit Committee receives an annual retainer of $5,000;
•	Chairman of the Corporate Governance and Nominating Committee, Finance Committee, Executive Committee, and Management Development and Compensation Committee each receive an annual retainer of $2,000;

Back to Contents

•	Each Audit Committee Financial Expert receives an annual fee of $2,000;
•	Each member of the Audit Committee receives an attendance fee of $1,000 per Audit Committee meeting;
•

Each member of the Corporate Governance and Nominating Committee, Executive Committee, Finance Committee, and Management Development and Compensation Committee receive an attendance fee of $700 per meeting.

The Chairman and Vice-Chairman of the Board also receive an annual retainer. In June 2005, the Board approved an annual retainer of $18,000 for the Chairman of the Board and an annual retainer of $7,000 for the Vice-Chairman. For any committee meeting that the Chairman or Vice Chairman attends in an ex-officio capacity, he receives meeting fees at the rates stated above for attendance at that committee meeting.

In 2005, Sterling paid, in the aggregate, $371,905 to the non-employee Directors in cash for Board and committee participation. Further, the aggregate value of Sterling common stock paid to non-employee Directors in 2005 was $177,156.

Certain Relationships and Related Transactions

Some of Sterling’s Directors and executive officers and the companies with which they are associated, were customers of and had banking transactions in the ordinary course of business with Sterling’s subsidiary banks during 2005. All loans and loan commitments made to them and to their companies were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the banks, and did not involve more than a normal risk of collectibility or present other unfavorable features. Additionally, some of the Directors’ companies lease vehicles and equipment from Sterling’s leasing subsidiary. Total outstanding loan and lease indebtedness from these persons and their companies as of December 31, 2005 was $3,821,942. The largest aggregate loan and lease amount outstanding to these persons and their companies during 2005 was $4,792,976. Sterling’s bank and leasing subsidiaries anticipate that they will continue to enter into similar transactions in the future.

During 2005, Sterling and its subsidiaries paid $599,821 to D&E Communications, Inc. (a company whose common stock is registered under §12 of the Securities Exchange Act of 1934, as amended) for telecommunication services, local area and wide area network integration services, personal computer hardware and software, and data communications equipment. W. Garth Sprecher, a Director of Sterling, is Senior Vice President, Corporate Secretary and a Director of D&E Communications, Inc. Also during 2005, Sterling and its subsidiaries paid $945,563 to Murray Insurance Associates, Inc. (“Murray”) in insurance premiums for various insurance policies. Further, pursuant to a servicing agreement in connection with Sterling’s 2004 acquisition of Murray’s interest in Lancaster Insurance Group, LLC, Sterling paid Murray $54,215 for administrative and record keeping services in 2005. David E. Hosler, a Director of Sterling, is the Chief Operating Officer of Murray Insurance Associates, Inc.

Compensation Committee Interlocks and Insider Participation

The Management Development and Compensation Committee reviews and determines compensation arrangements for Sterling’s Chief Executive Officer and its other executive officers and administers the equity compensation plans. The Committee members during 2005 were: W. Garth Sprecher, Chairman, Howard E. Groff, Jr., Joan R. Henderson, Terrence L. Hormel, and Glenn R. Walz (until June 28, 2005). All members of the Management Development and Compensation Committee are independent Directors.

During 2005, no member of the Management Development and Compensation Committee was an officer or employee of Sterling or any of its subsidiaries or was formerly an officer of Sterling or any of its subsidiaries. No member of the Management Development and Compensation Committee had any relationship requiring disclosure by Sterling under the proxy rules promulgated under the Exchange Act.

Back to Contents

PROPOSAL 1: ELECTION OF DIRECTORS

Sterling’s Board of Directors currently consists of 13 Directors serving in three classes. Each class of Directors serves for a period of three years. The term of office of one class of Directors expires each year at the Annual Meeting.

Messrs. Carenzo, Chivinski, Moyer and Sprecher were recommended by the Corporate Governance and Nominating Committee for election to the Board. The Board of Directors nominated the four candidates for election at the 2006 Annual Meeting of Shareholders. If elected, their terms will expire at the 2009 Annual Meeting. The biographical summaries of the nominees and the nine continuing Directors appear below. Each nominee completed a questionnaire, consented to being nominated as a Director and agreed to serve as a Director if elected.

RECOMMENDATION OF THE BOARD

The Board of Directors recommends you vote “FOR” the election of Messrs. Carenzo, Chivinski, Moyer and Sprecher whose terms will expire in 2009.

NOMINEES FOR THE CLASS OF DIRECTORS WHOSE TERMS WILL EXPIRE IN 2009

MICHAEL A. CARENZO, age 65, is Senior Partner of CADWA Associates, a management consulting firm. He is also a Director of several Sterling affiliates, First National Bank of North East, since 1999 where he served as the Chairman from July 2002 to May 2004; Director of Bank of Lancaster County from 1999 to 2003; and a Director of Sterling Financial Trust Company since 2002. Mr. Carenzo has been a Director of Sterling since 2003 and is a member of the Audit, and Finance Committees. Mr. Carenzo serves the Audit Committee as a Financial Expert.

ANTHONY D. CHIVINSKI, age 51, is Executive Vice President and Chief Operating Officer of Pennfield Corporation (agricultural and food industries). He served as Senior Vice President, Consumer Foods of Pennfield Corporation from 1991 to 2001. Mr. Chivinski served as a Director of Sterling Financial Trust Company from September 2003 to February 2005. Mr. Chivinski has been a Director of Sterling since 2005. He is a member of the Audit, and Corporate Governance and Nominating Committees. Mr. Chivinski serves the Audit Committee as a Financial Expert.

J. ROGER MOYER, JR., age 57, has been President and Chief Executive Officer of Sterling since May 2002. Prior to becoming President and Chief Executive Officer, Mr. Moyer served Sterling in many capacities since joining the organization in 1978. Mr. Moyer has been a Senior Executive Vice President of Bank of Lancaster County since January 2000 and a Director of Bank of Lancaster County since 1994. He currently serves on the Board of Directors or Board of Managers for the following Sterling affiliates: Delaware Sterling Bank & Trust Company since January 2005; Pennbanks Insurance Company, SPC since January 2000; Sterling Financial Trust Company since 2002; HOVB Investment Co. from 2003 to 2005; Equipment Finance, LLC since 2003; and Corporate Healthcare Strategies, LLC since May 2004. Mr. Moyer has been a Director of Sterling since 1994. He is a member of the Executive Committee and an ex-officio member of the Audit, Corporate Governance and Nominating, Management Development and Compensation, and Finance Committees.

W. GARTH SPRECHER, age 54, is Senior Vice President, Corporate Secretary and Director of D & E Communications, Inc. (telecommunications). Mr. Sprecher is the past President of the Mid-Atlantic Chapter of the Society of Corporate Secretaries and Governance Professionals. Mr. Sprecher is also a member of the National Association of Corporate Directors. He served as a Director of Bank of Lancaster County from 1998 to 2003. Mr. Sprecher has been a Director of Sterling since 1998 and has served as Sterling’s Vice Chairman of the Board since July 2005. He is a member of the Corporate Governance and Nominating Committee and serves as the Chairman of the Executive, and Management Development and Compensation Committees.

Back to Contents

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

Terms to Expire in 2007

RICHARD H. ALBRIGHT, JR., age 63, is a Dentist, Specialist, with his practice limited to Orthodontics. He served as a Director of Bank of Lancaster County from 1985 to 2003. Dr. Albright has been a Director of Sterling since 1985. He is a member of the Corporate Governance and Nominating, and Executive Committees and serves as the Chairman of the Audit Committee.

BERTRAM F. ELSNER, age 69, is Chairman of Elsner Engineering Works, Inc. (designs and manufactures automatic rewinding machines and specialty machinery). He has been a Director of Bank of Hanover and Trust Company since 1985 and Vice Chairman of that Board since 1998. Mr. Elsner has been a Director of Sterling since 2000. He is a member of the Audit, and Finance Committees.

HOWARD E. GROFF, JR., age 59, is President of Howard E. Groff Co. (fuel oil sales and service). He has been a Director of Bank of Lancaster County since 1988 and a Director of Sterling since 1988. Mr. Groff is a member of the Audit, Finance, and Management Development and Compensation Committees.

WILLIAM E, MILLER, JR., ESQ., age 67, is President of Miller and Associates, PC (law firm), a firm that he founded in 1998. He was a founding director of Pennsylvania State Bank in 1989 and has served as its Chairman of the Board since 1992. Mr. Miller has been a Director of Sterling since December 2004. Mr. Miller is a member of the Audit Committee.

JOHN E. STEFAN, age 66, was the Chairman of the Board of Sterling from April 2002 to June 28, 2005. Prior to becoming Chairman, Mr. Stefan served Sterling and its affiliates in many capacities since joining the organization in 1979. He served as Chairman of the Board and Chief Executive Officer of Sterling from January 2002 to April 2002; and Chairman of the Board, President and Chief Executive Officer of Sterling from 1994 to January 2002. Mr. Stefan has been a Director of Bank of Lancaster County since 1979 and served as its Chairman from 2002 to 2004. He also served as President and Chief Executive Officer of Bank of Lancaster County from 1994 to 2001. He served as a Director of First National Bank of North East from June 1999 to April 2002; and as a Director of Bank of Hanover and Trust Company from July 2000 to April 2002. Mr. Stefan has been a Director of Sterling since the formation of the holding company in 1987. Mr. Stefan is a member of the Executive Committee.

GLENN R. WALZ, CPA, age 59, is Vice President and Treasurer of Walz, Deihm, Geisenberger, Bucklen & Tennis, P.C. (certified public accountants), a firm he founded in 1978. He has been a Director of Bank of Lancaster County since 1988 and the Chairman since 2004. Since 2002, he has served as a Director and the Chairman of Sterling Financial Trust Company. Mr. Walz has been a Director of Sterling since 1988 and has served as its Chairman since July 2005. Mr. Walz is a member of the Executive Committee and an ex-officio member of the Audit, Corporate Governance and Nominating, Finance, and Management Development and Compensation Committees.

Back to Contents

Terms to Expire in 2008

JOAN R. HENDERSON, age 63, is President of J.R. Henderson & Associates, Inc. (planning and fund development for non-profit organizations). Ms. Henderson served as a Director of Bank of Lancaster County from 1995 to 2003. Ms. Henderson has been a Director of Sterling since 1995. Ms. Henderson is a member of the Corporate Governance and Nominating, Finance, and Management Development and Compensation Committees.

TERRENCE L. HORMEL, age 56, is President of Hormel, Inc. (industrial real estate development and management company). He has served as Chairman of the Board of Bank of Hanover and Trust Company since 1990, and has been a Director of Bank of Hanover since 1981. He has been a Director of HOVB Investment Co. since 1999 and served as a Director of Bank of Lancaster County from 2000 to 2003. He has been a Director of Sterling since 2000. Mr. Hormel is a member of the Corporate Governance and Nominating, Executive, and Management Development and Compensation Committees and serves as the Chairman of the Finance Committee.

DAVID E. HOSLER, CPU, age 55, has been the Chief Operating Officer of Murray Insurance Associates, Inc. (insurance agency) since October 2004. Prior to this appointment, he served as Vice President of Corporate Affairs from 2003 to October 2004. He was a Senior Vice President of John P. Woods Co., Inc. from 2002 to 2003. Mr. Hosler was President and Chief Executive Officer of Old Guard Insurance Company from 1985 to 2000. Mr. Hosler has been a Director of Sterling since 1998 and served as Sterling’s Vice Chairman of the Board from April 2003 to July 2005. He is a member of the Executive Committee and serves as the Chairman of the Corporate Governance and Nominating Committee.

STOCK OWNERSHIP

Five Percent Shareholders

The following table shows, to the best of our knowledge, those persons or entities that, on March 3, 2006, owned of record or beneficially, more than 5% of Sterling’s outstanding common stock. Beneficial ownership of Sterling’s common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which states that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power, which includes power to vote or to direct the voting of the stock; or investment power, which includes the power to dispose of or direct the disposition of the stock; or the right to acquire beneficial ownership within 60 days after the record date (March 3, 2006), for example, through the exercise of stock options.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class

Howard E. Groff, Sr. 111 E. State Street Quarryville, PA 17566	1,946,956(1)	6.71
______________
(1)	Mr. Groff holds sole voting and investment power over all of these shares.

Sterling Financial Corporation Employees’ 401(k) Retirement Plan 101 North Pointe Boulevard Lancaster, PA 17601	1,502,188	5.18

Back to Contents

Security Ownership of Directors and Management

The following table shows the beneficial ownership (as defined in SEC Rule 13d-3) of Sterling’s common stock, as of March 3, 2006, by each Director, Sterling’s Chief Executive Officer, and the four most highly compensated executive officers during fiscal year 2005 (the “Named Executive Officers”) as well as the Directors and Named Executive Officers as a group. Except as noted below, the Directors and Named Executive Officers have sole voting and investment power over these shares of common stock. Unless otherwise noted, the percentage of all Sterling common stock owned by each person is less than 1%.

Name	Amount and Nature of Beneficial Ownership		Percentage of Class

Albright, Jr., Richard H.	96,112	(1)
Carenzo, Michael A.	15,543	(2)
Chivinski, Anthony D.	3,043	(3)
Elsner, Bertram F.	26,661	(4)
Groff, Jr., Howard E.	60,602	(5)
Henderson, Joan R.	10,154	(6)
Hormel, Terrence L.	59,475	(7)
Hosler, David E.	15,628	(8)
Miller, Jr., William E.	45,118	(9)
Moyer, Jr., J. Roger	216,665	(10)
Sprecher, W. Garth	5,725
Stefan, John E.	514,856	(11)	1.77%
Walz, Glenn R.	27,666	(12)
Named Executive Officers
Dautrich, Thomas P.	106,052	(13)
Scovill, J. Bradley	125,203	(14)
Lima, Tito L.	12,500	(15)
Clabaugh, Chad M.	44,393	(16)
All Directors and Named Executive Officers as a group (17 in total)	1,385,396		4.77%

(1)	Includes 5,837.52 shares owned jointly with spouse, 15,195.61 owned directly by spouse, and 32,242.26 shares owned by Albright Family Enterprises, L. P. of which Dr. Albright is a general partner.
(2)	Includes 8,611.82 shares owned directly by spouse.
(3)	Includes 2,031 shares owned jointly with spouse.
(4)	Includes 2,124.38 shares owned jointly with spouse.
(5)	Includes 13,623.75 shares owned directly by spouse and 1,128.23 shares owned as custodian for children.
(6)	Includes 29.72 shares owned jointly with spouse and 747.02 shares owned directly by spouse.
(7)	Includes 6,531.00 shares owned directly by spouse.
(8)	Includes 2,500 shares owned jointly with spouse.
(9)

Includes 2,489.20 shares owned directly by spouse to which Mr. Miller disclaims beneficial ownership. Mr. Miller has the right to purchase an additional 6,167 shares pursuant to the exercise of stock options.

(10)

Includes 89,771.54 shares held by Trustee under Employee 401(k) Retirement Plan, 1,772.58 shares owned by child, and 6,022.00 shares owned directly by mother for whom Mr. Moyer holds power of attorney and with respect to which Mr. Moyer shares voting and investment power. Mr. Moyer has the right to purchase an additional 98,431 shares pursuant to the exercise of stock options. Mr. Moyer disclaims ownership of the 1,772.58 shares owned by his adult child.

(11)

Includes 8,431 shares owned jointly with spouse, 131,248 shares owned directly by spouse, and 32,590 shares owned directly by child. Mr. Stefan disclaims beneficial ownership of shares owned directly by spouse. Mr. Stefan has the right to acquire an additional 109,414 shares pursuant to the exercise of stock options.

(12)	Includes 15,941 shares owned directly by spouse.
(13)	Includes 8,802.48 shares held by Trustee under the Employee 401(k) Retirement Plan. Mr. Dautrich has the right to acquire an additional 92,776 shares pursuant to the exercise of stock options.
(14)	Includes 24,300.77 shares held by Trustee under the Employee 401(k) Retirement Plan. Mr. Scovill has the right to acquire an additional 64,455 shares pursuant to the exercise of stock options.
(15)	Mr. Lima’s beneficial ownership reflects stock options to acquire shares.
(16)	Includes 3,132.13 shares held by Trustee under the Employee 401(k) Retirement Plan. Mr. Clabaugh has the right to acquire an additional 41,156 shares pursuant to the exercise of stock options.

Back to Contents

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Sterling’s Directors, executive officers and shareholders, who beneficially own more than 10% of Sterling’s outstanding equity stock, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Sterling with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, two executives, J. Roger Moyer, Jr. and Gregory S. Lefever, each filed one Form 4, reporting one Section 16(a) transaction, late as a result of an inadvertent administrative error.

Back to Contents

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the yearly dollar change in the cumulative total shareholder return on Sterling’s common stock against the cumulative total return of the S&P 500 Stock Index and the Nasdaq Bank Index for the period of five fiscal years commencing January 1, 2001, and ending December 31, 2005. The graph shows the cumulative investment return to shareholders based on the assumption that a $100 investment was made on December 31, 2000, in each of Sterling’s common stock, the S&P 500 Stock Index, the NASDAQ Bank Index, and the SNL NASDAQ Bank Index. We computed returns assuming the reinvestment of all dividends. The shareholder return shown on the following graph is not indicative of future performance.

	Period Ending

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Sterling Financial Corporation	100.00	168.52	210.55	253.90	336.00	297.50
S&P 500	100.00	88.11	68.64	88.33	97.94	102.74
NASDAQ Bank Index*	100.00	108.27	110.87	142.62	163.21	159.45
SNL NASDAQ Bank Index	100.00	108.85	111.95	144.51	165.62	160.57

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005.

Licensed by Sterling Financial Corporation

Source : SNL Financial LC, Charlottesville, VA

© 2006 (434) 977-1600 www.snl.com

Back to Contents

EXECUTIVE OFFICERS

The following information identifies, as of March 3, 2006, Sterling’s Named Executive Officers, their ages, positions and offices held during the past five years.

J. ROGER MOYER, JR., age 57, has been President and Chief Executive Officer of Sterling since May 2002. Prior to becoming President and Chief Executive Officer, Mr. Moyer served Sterling in many capacities since joining the organization in 1978. Mr. Moyer has been a Senior Executive Vice President of Bank of Lancaster County since January 2000 and a Director of Bank of Lancaster County since 1994. He currently serves on the Board of Directors or Board of Managers for the following Sterling affiliates: Delaware Sterling Bank & Trust Company since January 2005; Pennbanks Insurance Company, SPC since January 2000; Sterling Financial Trust Company since 2002; HOVB Investment Co. from 2003 to 2005; Equipment Finance, LLC since 2003; and Corporate Healthcare Strategies, LLC since May 2004. Mr. Moyer has been a Director of Sterling since 1994.

THOMAS P. DAUTRICH, age 57, was appointed Senior Executive Vice President and Chief Banking Officer of Sterling in January 2002. Mr. Dautrich has served Sterling in several executive capacities since joining the organization in 1998. He has been the Chief Executive Officer and Vice Chairman of Bank of Lancaster County since April 2004 and a Director since January 2001. He also served Bank of Lancaster County as President and Chief Executive Officer from April 2002 to April 2004; as President and Chief Operating Officer from January 2001 to April 2002; as Senior Executive Vice President of Banking Services from January 2000 to January 2001; and as Executive Vice President of Banking Services from 1998 to 2000. Mr. Dautrich currently serves on the Board of Directors or Board of Managers for the following Sterling affiliates: Pennsylvania State Bank since December 2004; First National Bank of North East since 2002; Town & Country Leasing, LLC since 2002; Equipment Finance, LLC since 2002; Corporate Healthcare Strategies, LLC since 2004; and Sterling Community Development Corporation LLC since June 2004. He served as a Director of Sterling Financial Trust Company from 2002 to 2005. In April 2005, Mr. Dautrich was named to the Board of Trustees of the Church Capital Management Mutual Funds.

J. BRADLEY SCOVILL, age 46, was named Chief Revenue Officer of Sterling in February 2006. He served Sterling as Senior Executive Vice President, Group Executive - Financial Services Group from May 2005 to February 2006. Mr. Scovill was Senior Executive Vice President, Chief Financial Officer and Treasurer of Sterling from March 2002 to May 2005, and Senior Executive Vice President from July 2000 to April 2003. He has been a Director and Vice Chairman of Bank of Hanover and Trust Company since 2003 and was Director, President and Chief Executive Officer of Bank of Hanover from 1994 to 2002. Mr. Scovill currently serves on the Board of Directors or Board of Managers for the following Sterling affiliates: HOVB Investment Company since 1999; Pennbanks Insurance Company, SPC since 2000; Sterling Financial Trust Company since 2002; Church Capital Management LLC since October 2003; Bainbridge Securities Inc. since October 2003; Corporate Healthcare Strategies LLC since May 2004; and Lancaster Insurance Group, LLC since June 2004.

TITO L. LIMA, age 41, was named Chief Financial Officer of Sterling in May 2005. Prior to joining Sterling, Mr. Lima was Chief Financial Officer of First National Bank of Pennsylvania from March 2002 to May 2005. He served as Chief Operations Officer of PNC Dealer Finance, a subsidiary of PNC Bank Corp., from January 2001 to March 2002 and as Chief Financial Officer of the Consumer Lending Line of Business from December 1996 to January 2001.

CHAD M. CLABAUGH, age 44, has been a Senior Vice President of Sterling since July 2000. He has served as President and Chief Executive Officer of Bank of Hanover and Trust Company since 2002. He served as Executive Vice President and Chief Operating Officer from 2000 to 2002 and served as Executive Vice President of Bank of Hanover from 1996 to 2000. Mr. Clabaugh has served as a Director of Sterling Financial Trust Company since 2002.

Back to Contents

EXECUTIVE COMPENSATION

The following table contains information concerning the compensation paid by Sterling for services rendered during the fiscal years ended December 31, 2005, 2004, and 2003 to Sterling’s Chief Executive Officer and each of the other Named Executive Officers.

Summary Compensation Table

							Long Term Compensation

	Annual Compensation						Awards	Payouts

Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Securities underlying Options SARs(1)	LTIP Payouts	All Other Compensation

J. Roger Moyer, Jr. President and Chief Executive Officer	2005	$390,022	$164,574		—		28,125	None	$51,425	(5)
	2004	358,300	102,233		—		31,250	None	43,068	(5)
	2003	300,019	117,591		$31,458	(2)	26,563	None	38,635	(5)

Thomas P. Dautrich Senior Executive Vice President and Chief Banking Officer	2005	$292,577	$106,781		—		15,625	None	$23,413	(5)
	2004	283,954	70,590		—		16,407	None	20,517	(5)
	2003	260,416	89,656		—		16,407	None	19,521	(5)

J. Bradley Scovill Senior Executive Vice President and Group Executive - Financial Services Group	2005	$260,453	$95,057		—		15,625	None	$20,880	(5)
	2004	255,161	63,432		—		16,407	None	16,471	(5)
	2003	236,267	81,336		—		16,407	None	19,380	(5)

Tito L. Lima Chief Financial Officer and Treasurer	2005	$132,308	$89,067	(4)	$67,922	(3)	12,500	None	0

Chad M. Clabaugh Senior Vice President, Personal Services, Sterling; and President and Chief Executive Officer, Bank of Hanover	2005	$159,861	$53,846		—		10,000	None	$12,521	(5)
	2004	159,158	34,363		—		11,719	None	12,641	(5)
	2003	139,107	37,872		—		11,718	None	11,328	(5)

______________
(1)

On April 26, 2005 the Board of Directors declared a 5-for-4 stock split, to be effected in the form of a 25% stock dividend payable on June 1, 2005; all options have been restated to reflect this action.

(2)	Represents payments made by Sterling on Mr. Moyer’s behalf related to social club dues.
(3)	Represents payments made by Sterling on Mr. Lima’s behalf related to social club dues and relocation assistance.
(4)	Includes payment of $60,000 to Mr. Lima as a sign-on bonus.
(5)	Represents Sterling’s contributions to the Executive’s retirement plan.

Back to Contents

Long-Term Incentive Plans-Awards in Last Fiscal Year

Sterling granted stock options under its Stock Incentive Plan to its Named Executive Officers during 2005 as shown in the table below. The options were granted on May 24, 2005 with a three-year vesting schedule, and, under the terms of the Stock Incentive Plan, the grant award expires on May 24, 2015. The exercise price of the options granted was $26.17, the market price on the grant date. However, the exercise price is adjustable in the event of any change in the number of issued and outstanding shares that results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of Sterling. The Board of Directors declared a 5-for-4 stock split payable on June 1, 2005; therefore, the number of options granted and the exercise price of the options has been restated to reflect this action. Additionally, the Management Development and Compensation Committee took action on December 1, 2005 to accelerate all unvested stock options; therefore all options were fully exercisable at December 31, 2005.

The following table sets forth certain information concerning options granted during 2005 to the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Number of Securities Underlying Options Granted (1)	% Of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(1)	Expiration Date	5%	10%

J. Roger Moyer, Jr.	28,125	7.6%	$20.94	5/24/2015	$370,406	$938,531
Thomas P. Dautrich	15,625	4.2%	$20.94	5/24/2015	$205,781	$521,406
J. Bradley Scovill	15,625	4.2%	$20.94	5/24/2015	$205,781	$521,406
Tito L. Lima	12,500	3.4%	$20.94	5/24/2015	$164,625	$417,125
Chad M. Clabaugh	10,000	2.7%	$20.94	5/24/2015	$131,700	$333,700
______________
(1)

On April 26, 2005, the Board of Directors declared a 5-for-4 stock split to be effected in the form of a 25% stock dividend payable on June 1, 2005; therefore the number of options and the exercise price has been restated.

The assumed annual rates of appreciation of 5% and 10% would result in the price of Sterling’s stock increasing to $34.11 and $54.31, respectively.

Back to Contents

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

The following table summarizes options exercised during 2005 by the Named Executive Officers and presents the value of their unexercised options at December 31, 2005:

Name	Shares Acquired on Exercise (#) (1)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable(2)

J. Roger Moyer, Jr.	32,798	$326,966	98,431/0	$230,119/0
Thomas P. Dautrich	0	0	92,776/0	470,469/0
J. Bradley Scovill	0	0	64,455/0	234,180/0
Tito L. Lima	0	0	12,500/0	0/0
Chad M. Clabaugh	18,171	205,706	41,156/0	138,091/0
______________
(1)	On April 26, 2005, the Board of Directors declared a 5-for-4 stock split to be effected in the form of a 25% stock dividend payable on June 1, 2005.
(2)

On October 18, 2005 and December 1, 2005, the Management Development and Compensation Committee took action to accelerate the vesting schedule of all stock options outstanding as of those dates; therefore, all options were fully exercisable at December 31, 2005.

The column “Value Realized” shows the difference between the fair market value on the date of exercise and the exercise price of the options exercised, if any options were exercised. “In-The-Money Options” are stock options where the market price of the underlying common shares exceeded the exercise price at December 31, 2005. The value of these options is determined by subtracting the total exercise price from the total fair market value of the underlying common shares on December 31, 2005. The closing price on December 30, 2005, the last trading day of the fiscal year, was $19.80 and was used as the fair market value.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses the number of outstanding options, warrants and rights granted by Sterling to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans. The table provides this information separately for equity compensation plans that have and have not been approved by security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(2)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column(A)(2)

Equity Compensation Plans Approved by Shareholders	1,688,788	$15.77 per share	640,971	(1)
Equity Compensation Plans Not Approved by Shareholders	0	0	0
Totals	1,688,788		640,971
(1)	Includes shares issued pursuant to Sterling’s 1996 Stock Incentive Plan and Sterling’s 2005 Directors Stock Compensation Plan.
(2)

On April 26, 2005, the Board of Directors declared a 5-for-4 stock split to be effected in the form of a 25% stock dividend payable on June 1, 2005; the number of shares and exercise price has been restated to reflect that action.

Back to Contents

Stock Incentive Plan

Sterling maintains a Stock Incentive Plan that was originally approved at the 1997 Annual Meeting, which was amended and re-approved by the shareholders at the 2002 Annual Meeting. The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of Sterling and its subsidiaries by providing incentives through participation in the appreciation of capital stock of Sterling in order to secure, retain and motivate personnel responsible for the operation and management of Sterling and its subsidiaries.

The Management Development and Compensation Committee, consisting solely of non-employee, independent Directors, administers the Stock Incentive Plan. Key officers and other management employees of Sterling and its subsidiaries, as determined by the Committee, are eligible to receive awards under the Stock Incentive Plan.

Sterling granted 367,688 options during 2005. There were 208,792 options exercised during 2005. As of December 31, 2005, there were 523,601 shares reserved for future grants under the Stock Incentive Plan. This Plan will expire on November 19, 2006.

Sterling Financial Corporation 401(k) Retirement Plan

Sterling Financial Corporation, including its subsidiaries, sponsors a 401(k) retirement plan for its employees. Eligible employees who have attained age 18 and have completed 30 days of employment may participate in the plan through salary deferral. To be eligible for the matching contribution and the performance incentive feature, the employee must be age 18 and have completed one year of service with 1,000 hours.

Under the salary deferral feature of the plan, a participant may contribute from 1% to 20% of their compensation. Sterling makes matching contributions equal to 100% of the first 2% of the employee’s contributions, 50% on the next 2% and 25% on the next 4% of the employee’s contributions. Voluntary contributions to the plan are fully vested at all times and employees may direct the investment of those contributions to one or all of the sixteen funds available. Matching contributions, as of July 1, 2001 and forward, are also fully vested and are invested based on the employee’s direction.

Effective October 1, 2002, plan participants were allowed to diversify their Sterling company stock held in all accounts with the exception of the Profit Sharing Account. Prior to that time, participants were restricted to Sterling stock for company matching contributions and other types of accounts.

Under the performance incentive feature of the plan, additional contributions may be made to participant accounts each plan year in an amount determined by Sterling based on achieving certain performance objectives. The performance incentive feature is paid entirely in Sterling common stock. Total expense for the performance incentive feature and employer matching contribution was $2,298,000 for the year ended December 31, 2005.

The number of shares owned as of December 31, 2005 in the Sterling 401(k) Retirement Plan totalled 1,454,857 with an approximate market value of $28,806,000. Dividends totaling approximately $753,000 were reinvested in additional shares of Sterling common stock.

Back to Contents

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

General

Pursuant to NASDAQ Rule 4350(c)(3) regarding compensation of officers, the compensation of the Chief Executive Officer of the company must be determined, or recommended to the Board for determination, either by: (i) a majority of the independent Directors, or (ii) a compensation committee comprised solely of independent Directors. The Management Development and Compensation Committee of the Board of Directors (the “Committee”) is comprised solely of non-employee Directors that meet the independence requirements of the NASDAQ Stock Market and qualify as “outside Directors” under Section 162(m) of the Internal Revenue Code.

The Committee’s two primary responsibilities are to: (i) establish Sterling’s compensation principles that serve as the guidelines for designing compensation plans and programs applicable to employees at all levels of the organization and (ii) administer and monitor those compensation plans and related practices for conformity with our compensation principles.

Compensation Philosophy

Sterling’s compensation philosophy is that total compensation should vary with Sterling’s performance in achieving financial and non-financial objectives, and that long-term incentive compensation should be closely aligned with the interests of shareholders. The Committee believes that a “pay for performance” philosophy that offers a competitive total rewards package helps achieve the Committee’s objective of creating value for Sterling’s shareholders.

Sterling’s market-based pay platform, which defines market pay relative to specific jobs, emphasizes the commitment to provide employees with a pay opportunity that is externally competitive and recognizes individual contributions. It aims to provide Sterling with an increased ability to attract and retain top talent and make more educated pay decisions.

Sterling benchmarks total direct compensation (base salary, annual cash bonus, and equity awards) against a relevant peer group of companies. The Committee periodically assesses the relevancy of the companies within the peer group and makes changes when appropriate. For 2005, the peer group was comprised of a group of 21 financial institutions in the mid-Atlantic market with banking assets ranging from $2 billion to $5 billion. In addition to benchmarking against the peer group, the Committee evaluates executive compensation by reviewing national and regional surveys that cover a broader group of companies.

Base salaries are intended to be competitive relative to similar positions at companies of comparable size in our industry, providing the ability for Sterling to pay base salaries to help attract and retain employees with a broad, proven track record of performance. The variable pay plan is designed to provide a competitive cash payment opportunity based both on individual results and behavior and overall Sterling financial performance. The opportunity for a more significant award increases when both Sterling and the employee achieve higher levels of performance. Our long-term incentive plan is generally made available to selected groups of individuals in the form of stock options and/or restricted stock or other instruments, providing an additional opportunity to accumulate common stock and value related to that ownership. In addition, in order to remain competitive in the market for a high caliber management team, Sterling provides to its CEO and named executive officers certain other fringe benefits, including financial counseling services, automobile benefits, and social memberships. The Committee periodically reviews fringe benefits made available to Sterling’s executive officers, including the CEO, to ensure that they are in line with market practice.

Back to Contents

Executive Compensation Guiding Principles

The goal of our compensation program is to attract, motivate and retain the highly talented individuals Sterling needs to design and deliver innovative products, services and solutions to our customers and to provide value to our shareholders. The following principles influence the design and administration of our compensation program:

•	Compensation should be related to performance

We believe that an employee’s compensation should be tied not only to how the individual employee performs, but also to how well Sterling performs against financial and non-financial goals and objectives. When Sterling’s performance is better than the objectives set for the performance period, employees should be paid more and when Sterling’s performance does not meet one or more of the key objectives, any incentive award payment should be less.

•	Variable compensation should be a greater part of total compensation for more senior positions

We believe that as an employee’s scope and level of responsibility increases, the variable portion of the employee’s compensation should be adjusted to reward the higher level of performance by the individual.

•	Variable compensation should balance short- and long-term performance

We design our compensation program to balance the focus of all employees on achieving strong short-term or annual results in a manner that will ensure Sterling’s long-term viability and success. Therefore, to reinforce the importance of balancing these perspectives, our executives are provided with both annual and long-term incentives. Participation in the long-term equity incentive program increases at higher levels of responsibility as employees in these leadership roles have the greatest influence on Sterling’s strategic direction and results over time.

•	Our employees should be provided with opportunities to own Sterling common stock

We provide our employees at all levels with various ways to become shareholders. We have made stock option grants to a certain segment of our employee base. In addition, we offer two methods for investing in Sterling stock that are intended to increase stock ownership among employees. The first method is through our 401(k) retirement plan, which allows employees to invest, on a voluntary basis, in Sterling common stock. Secondly, employer contributions may be made in the form of Sterling common stock under a performance incentive feature of the 401(k) plan provided Sterling meets certain performance objectives. Our goal in providing these opportunities is to align the interests of each employee with the interests of our shareholders.

•	Compensation levels should be competitive

To establish the above goals, we review compensation survey data from several independent sources to ensure that our total compensation program is competitive. As a guideline for determining competitive base salaries, the Committee uses information from salary surveys, primarily with financial institutions with banking assets from $2 billion to $5 billion, as well as peer institutions located in the surrounding geographic region. The Committee uses these peer groups because we share common industry issues and compete for the same executive talent. In addition, the Committee reviews annual base salary increases based on subjective analysis of the individual’s contribution to Sterling’s strategic goals and objectives, and by taking into account any additional or new responsibilities assumed by the individual in connection with promotions or organizational change.

Back to Contents

Components of Our Executive Compensation Program

The following summarizes the three components of Sterling’s compensation program for executive officers, including the Chief Executive Officer, and the other named executive officers.

•	Base Salary

We set base salaries for all executives at levels that are competitive with similar positions at other comparable companies, based on surveys conducted annually. Adjustments are made to recognize outstanding individual performance or if our surveys show a significant deviation versus market.

•	Annual Variable Pay

We designed the annual component of variable compensation to align executive officer pay with Sterling’s annual performance. At the beginning of each fiscal year, we establish the key performance measures that we believe require the focus of our leadership team and our employees in order to move the business forward and create value for our shareholders. We then define a funding range set around these key measures that will determine, based upon year-end performance, whether, and at what level, annual variable payments will be awarded to employees.

When variable pay (bonus) is earned, the payment of awards to each employee covered under the plan is tied to Sterling’s financial performance. For all participants other than the Chief Executive Officer, the Chief Banking Officer, the Chief Revenue Officer, and the Chief Financial Officer, the calculation of the award is also influenced by their individual performance. The Committee assesses Sterling’s financial performance at the end of the year. Management also evaluates individual performance, considering each executive’s results against his or her objectives. These objectives include not only financial targets, but also other important goals such as customer satisfaction, employee engagement, and operational performance. In addition, management assesses each executive in terms of leadership and managerial ability, business knowledge, execution of Sterling’s business plan and overall business strategy, and adherence to our values.

In 2005, the criterion for annual incentives was based on earnings per share, return on average realized equity, Sterling’s efficiency ratio as well as individual performance goals. The incentive awards are calculated into our annual budget; therefore, Sterling must achieve the targeted financial performance in order for the incentive to be paid. Our 2005 results met or exceeded the performance ranges established by the Committee at the beginning of the year for increases in earnings per share, return on average realized equity, and efficiency ratio; therefore, annual incentive payments, based on performance, were made to executive officers and eligible employees at various levels.

•	Long-Term Incentives

The long-term incentive component of our executive total compensation program has traditionally been provided in the form of stock option grants that vest over a three-year period and expire ten years from the date of the grant. Target grant guidelines are developed based on our market compensation surveys, Sterling’s overall financial performance and our corporate strategies pertaining to the appropriate compensation mix (how much compensation is targeted to be delivered in an equity award), plus Sterling’s past practices in this area. Actual grants awarded to individuals are adjusted based on each officer’s individual performance, retention and other considerations. In 2005, the Committee took action on October 18 and also on December 1 to accelerate the vesting schedule of all stock options that were outstanding as of those dates. As a result of the Committee’s actions, 707,277 stock options became fully vested, of which

Back to Contents

approximately 22% were attributable to the CEO and the named executive officers. This action was taken to minimize the impact of Statement of Financial Accounting Standards 123R on future expense beginning in 2006. Other than the acceleration of the vesting date, the terms and conditions of the stock option award agreements governing the underlying stock option grants remain unchanged. (For more details on SFAS 123R, please refer to Footnote 1 to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2005.)

Deferred Compensation Plan

Sterling also maintains a voluntary deferred compensation plan in which executive officers, including the CEO, are eligible to defer the receipt of cash compensation. This non-qualified plan includes a component of company contributions designed to “restore” the level of benefits lost to certain employees under the organization’s qualified contributory retirement plan because of Internal Revenue Code restrictions.

This restoration component is designed to mirror the provisions of the qualified retirement plan available to all eligible Sterling employees. This plan component allows for the calculation of benefits on the portion of a participant’s salary that would not have been eligible under the 401(k) plan due to Internal Revenue Code limits.

Compensation of the Chief Executive Officer

Pursuant to the Committee’s charter and NASDAQ requirements, the Committee is responsible for annually reviewing and evaluating the CEO’s performance, and recommending to the Board, the CEO’s compensation based on the Committee’s evaluation and the guiding principles surrounding the components of Sterling’s compensation program. J. Roger Moyer, Jr. was promoted to President and Chief Executive Officer of Sterling effective May 1, 2002. He had previously served Sterling in many capacities, beginning his career at Sterling’s subsidiary, Bank of Lancaster County, N.A., in 1978. In 2005, the Committee conducted the CEO’s review in February and decided, with the concurrence of the Board, the CEO’s 2005 compensation (which was retroactive to January 1). The Committee used specified criteria to help assess the performance of the CEO which included the financial results of Sterling in the areas of earnings per share, return on equity, efficiency ratio, and net income as well as the CEO’s accomplishments in leading and managing Sterling’s executive and senior leadership teams. Among other things, the Committee evaluated Mr. Moyer’s ability to: act as a role model for ethics and integrity; lead management succession planning; challenge the organization to exceed expected outcomes and results; make decisive and timely daily decisions and to make long-term strategic decisions that create competitive advantage; and be effective overall as a leader.

Following an evaluation of the CEO’s performance, the Committee reviewed the CEO’s total compensation package, including base salary, short-term incentive awards, long-term incentive awards, benefits, and perquisites. During the review of market data on competitive compensation levels, the Committee recognized that Mr. Moyer’s 2004 base salary was notably lower than the peer group averages. In light of this situation, and in recognition of Mr. Moyer’s leadership of Sterling’s continued growth and his contributions to Sterling’s strong financial results, the Committee set Mr. Moyer’s 2005 annual base salary at $390,022, a 13% increase over his 2004 base salary. The other components of Mr. Moyer’s compensation for 2005 are identified in the table below and are detailed in the Summary Compensation Table on page 19. The Board of Directors is actively involved in setting the CEO’s compensation based upon the Committee’s evaluation and assessment of the CEO.

Back to Contents

Chief Executive Officer 2005 Compensation

	Base Salary	Short-Term Incentives	Long-Term Incentives (in shares)		Retirement Benefits	Perquisites

J. Roger Moyer, Jr.	$390,022	$164,574	28,125 (options	)	$51,425	$6,448

Mr. Moyer’s annual short-term cash performance incentive (bonus) is directly correlated to Sterling’s performance results, specifically, growth in Sterling’s earnings per share, return on average realized equity, and efficiency ratio goals. Mr. Moyer’s 2005 bonus of $164,574 represents a 61% increase from the bonus paid in 2004 reflecting the fact that Sterling met all three of its performance goals in 2005 but only met two of its three performance goals in 2004.

Mr. Moyer is eligible for awards under Sterling’s long-term incentive program at the Committee’s discretion. For fiscal 2005, Mr. Moyer was awarded an option to purchase 28,125 shares (as adjusted) of Sterling’s common stock at $20.94 per share (as adjusted), the market price on May 24, 2005, the date of the grant. These options were granted with a three-year vesting period; but, like the option grants made to all other employees in 2005, the vesting of Mr. Moyer’s options was accelerated by the Committee in December 2005.

Other Employees

The Committee is responsible for reviewing the compensation and benefit programs for Sterling’s named executive officers based upon the CEO’s evaluation of these individuals and his recommendation. Further, the Committee is responsible for providing oversight and guidance in the development of compensation and benefit programs for all employees of Sterling including recommendations to the Board of Directors with respect to incentive compensation and equity-based plans.

Conclusion

The Committee feels confident that, through benchmarking, Sterling’s salary, bonus and equity-based programs help enable Sterling to effectively attract, retain and motivate a high caliber management team. In addition, the Committee believes that, by thoroughly reviewing all elements of compensation, including benefits and perquisites awarded to executive officers, including the CEO, the Committee has fostered a competitive total reward package designed to promote Sterling’s pay-for-performance philosophy. Based upon that review, the Committee believes that the total mix of compensation paid to Sterling’s executive officers, including the CEO, was appropriate for 2005.

Management Development and Compensation Committee

W. Garth Sprecher, Chairman

Howard E. Groff, Jr.

Joan R. Henderson

Terrence L. Hormel

Back to Contents

Executive Employment Agreements

In December 2001, Sterling and Bank of Lancaster County entered into a three-year employment agreement and change of control agreement with J. Roger Moyer, Jr. engaging Mr. Moyer as President and Chief Executive Officer of Sterling, effective May 1, 2002. The terms of Mr. Moyer’s employment agreement are summarized below.

In February 2002, Sterling and Bank of Lancaster County entered into a three-year employment agreement and change of control agreement with J. Bradley Scovill engaging Mr. Scovill as a Senior Executive Vice President and Chief Financial Officer of Sterling and Bank of Lancaster County, N.A. effective February 28, 2002. In April 2005, as part of Sterling’s executive management team restructuring, the parties entered into a Waiver of Rights and Amendment to Mr. Scovill’s employment agreement whereby Mr. Scovill was named Group Executive – Financial Services Group. In February 2006, Mr. Scovill was named Sterling’s Chief Revenue Officer. The terms of his employment agreement remain the same and are summarized below.

In July 2002, Sterling and Bank of Lancaster County entered into a three-year employment agreement and change of control agreement with Thomas P. Dautrich engaging Mr. Dautrich as President and Chief Executive Officer of Bank of Lancaster County and Chief Banking Officer of Sterling, effective May 1, 2002. In 2005, Mr. Dautrich gave notice of non-renewal of his employment agreement and in February 2006, he announced his planned retirement. Until his retirement, Mr. Dautrich’s employment with Sterling will continue as an employee at will.

Summary of Messrs. Moyer and Scovill’s Employee Agreements

Messrs. Moyer and Scovill’s employment agreements contain an evergreen provision; unless previously terminated, or unless notice of intention not to renew is given by either party, the employment agreement renews for an additional year at the end of every contract year maintaining a three-year employment period. The agreements provide for termination with or without cause. If the agreement terminates for cause, the executive’s rights under the agreement cease on the effective date of the termination. If terminated without cause, the agreement provides for the following:

•	A severance payment equal to two times agreed compensation or the agreed compensation otherwise due the executive for the remainder of the then existing employment period, whichever is greater;
•

Continuation of health and welfare benefits for the remainder of the then existing employment period or until the executive secures substantially similar benefits through other employment, whichever occurs first, or if health and welfare benefits cannot be continued because the executive is no longer an employee, payment of an amount equal to the cost of the executive obtaining similar benefits; and

•

Continued participation in all retirement plans through the remaining term of the then existing agreement, or if the executive cannot continue to participate because he is no longer an employee, a lump sum cash payment equal to 25% for Mr. Scovill and 29% for Mr. Moyer of the payments to be received when the agreement is terminated without cause.

Under the agreement, the executive may resign for good reason. If he resigns for good reason, the agreement provides for:

•	Severance payment equal to the remaining balance of agreed compensation otherwise due to the executive for the remainder of the then existing employment period;
•

Continuation of health and welfare benefits for the remainder of the then existing employment period or until the executive secures substantially similar benefits through other employment, whichever occurs first, or if benefits cannot be continued because the executive is no longer an employee, payment of an amount equal to the cost of the executive obtaining similar benefits; and

Back to Contents

•

Continued participation in all retirement plans through the remaining term of the then existing agreement, or if the executive cannot continue to participate because he is no longer an employee, a lump sum cash payment equal to 25% for Mr. Scovill and 29% for Mr. Moyer of the payments to be received when the executive resigns for good reason.

If the executive resigns his employment within 365 days (or is involuntarily terminated), and in the event of any change in control of Sterling or Bank of Lancaster County, the agreement provides for:

•	A severance payment in the amount of 2.99 times agreed compensation;
•

Continuation of health and welfare benefits for three years, or if benefits cannot be continued because the executive is no longer an employee, payment of an amount equal to the cost of the executive obtaining similar benefits; and

•

Continued participation in all retirement plans through the then remaining term of the agreement, or if the executive cannot continue to participate because he is no longer an employee, a lump sum cash payment equal to 25% for Mr. Scovill and 29% for Mr. Moyer of the payments to be received when the agreement is terminated following a change of control.

Summary of Mr. Lima’s Employment Agreement

In May 2005, Sterling entered into a three-year employment agreement and change of control agreement with Tito L. Lima, engaging Mr. Lima as Sterling’s Chief Financial Officer, effective May 23, 2005.

The agreement contains an evergreen provision; unless previously terminated, or unless 60-day notice of intention not to renew is given by either party, the employment agreement renews for an additional year at the end of every contract year maintaining a one-year employment period. The agreement provides for termination with or without cause. If the agreement terminates for cause, all of Mr. Lima’s rights under the agreement cease on the effective date of the termination. If terminated without cause, the agreement provides for the following:

•	A severance payment equal to two times agreed compensation; and
•

Continuation of health and welfare benefits for the remainder of the then existing employment period or until Mr. Lima secures substantially similar benefits through other employment, whichever occurs first, or if health and welfare benefits cannot be continued because Mr. Lima is no longer an employee, payment of an amount equal to the cost of Mr. Lima obtaining similar benefits, or in lieu of continued health and welfare benefits and at the election of Mr. Lima, a one-time lump sum cash payment equal to 25% of the payments to be received when the agreement is terminated without cause.

Under the agreement, Mr. Lima may resign for good reason. If he resigns for good reason, the agreement provides for:

•	A severance payment equal to two times agreed compensation; and
•

Continuation of health and welfare benefits for the remainder of the then existing employment period or until Mr. Lima secures substantially similar benefits through other employment, whichever occurs first, or if health and welfare benefits cannot be continued because Mr. Lima is no longer an employee, payment of an amount equal to the cost of Mr. Lima obtaining similar benefits, or in lieu of continued health and welfare benefits and at the election of Mr. Lima, a one-time lump sum cash payment equal to 25% of the payments to be received when the agreement is terminated without cause.

Back to Contents

In the event of termination of employment as a result of any change in control of Sterling, the agreement provides for:

•	A severance payment in the amount of 2.99 times agreed compensation; and
•

In lieu of continued pension, welfare and other benefits, a one-time lump sum cash payment equal to 25% of the payments to be received by Mr. Lima when the agreement is terminated following a change of control.

Change of Control Agreement

In July 2000, Sterling and Bank of Hanover entered into a change of control agreement with Chad M. Clabaugh, engaging Mr. Clabaugh as an Executive Officer. On each December 31st, the term is automatically extended for an additional calendar year unless either party gives written notice of termination to the other. Change of control agreements are for the purpose of focusing our executives on the interests of the shareholders should a change in control of Sterling occur. A “change of control” is defined as:

•	An acquisition of 20% or more of Sterling’s outstanding voting securities;
•	Execution of an agreement providing for a sale of substantially all assets to an entity that is not a direct or indirect subsidiary of Sterling; or
•

Execution on an agreement providing for a reorganization, merger, consolidation or similar transaction unless the Sterling shareholders will initially own securities representing a majority of the voting power of the resulting corporation and Sterling Directors will represent a majority of the Directors of the surviving corporation.

The agreement with Mr. Clabaugh provides for:
•

A severance payment in the amount of 2.5 times the base amount. The base amount is equal to Mr. Clabaugh’s average annual compensation in gross income, for the most recent five taxable years paid either in 30 equal monthly installments or in a lump sum;

•	A supplement payment in lieu of benefits equal to 25% of the payments calculated for compensation or benefits throughout the severance period; and
•	All granted stock options are immediately 100% vested.

Supplemental Executive Retirement Plan

In conjunction with John E. Stefan’s retirement on April 30, 2002 as Chief Executive Officer of Sterling and Bank of Lancaster County, Sterling and Mr. Stefan entered into a Supplemental Executive Retirement Agreement. The term of this agreement is five years. Under the terms of this agreement, Mr. Stefan receives monthly payments from Sterling. In 2005, these payments totaled $142,421.

Back to Contents

PROPOSAL NO. 2: APPROVAL OF 2006 EQUITY COMPENSATION PLAN

The Board of Directors recommends that you vote to approve our 2006 Equity Compensation Plan (the “2006 Plan”). Sterling’s current equity compensation plan, the 1996 Stock Incentive Plan, was approved by Sterling’s shareholders at the 1997 Annual Meeting. This plan is an omnibus plan that will expire ten years after the date of its adoption by the Board of Directors (November 19, 2006). The 2006 Plan will replace the expiring plan. The 2006 Plan would govern grants of equity-based awards to our officers and employees (including persons employed by our subsidiaries) based upon the recommendation of the Management Development and Compensation Committee (the “Committee”). The Board of Directors has unanimously approved the 2006 Plan, subject to shareholder approval at the Annual Meeting. The Board believes that by allowing us to continue to offer long-term, “performance-based compensation” through the 2006 Plan, we will promote the following key objectives:

•	align the interests of our officers and employees with those of the shareholders through increased ownership of Sterling; and
•	attract, motivate and retain experienced and highly qualified employees who will contribute to Sterling’s financial success.

During the past year, the Committee carefully considered the effectiveness of our entire compensation package and the cost of equity-based compensation awards. As part of its review, the Committee assessed the benefits of alternative forms of equity compensation, including stock appreciation rights, restricted stock and restricted stock units. The Committee’s review led to the conclusion that Sterling should have available a plan that affords us the flexibility to grant various types of awards, including stock options, stock appreciation rights, restricted stock, and other stock-based awards. The Committee also considered the guidelines of external authorities in corporate governance when developing an equity-based plan. The 2006 Plan, similar to the 1996 Stock Incentive Plan, is an omnibus stock plan and provides the most flexibility to appropriately structure future equity compensation programs as well as individual awards that both motivate our employees and manage the cost to our shareholders. All of our officers and employees are eligible to receive awards under the 2006 Plan; however, the Committee has the sole discretion to designate participants under the 2006 Plan.

The 2006 Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”). To satisfy the requirements of Section 162(m), the 2006 Plan provides limits on the number and type of shares that any one participant may receive during any calendar year period.

We will not be permitted to reprice options under the 2006 Plan except in certain circumstances. We also will not be permitted to grant discounted options or stock options with reload features. The 2006 Plan contains a provision that automatically increases the number of shares issuable under the 2006 Plan if certain corporate changes occur, such as a stock split or stock dividend.

The following is a summary of the 2006 Plan. The full text of the 2006 Plan is attached as Appendix A to this proxy statement, and the following summary is qualified in its entirety by reference to such Appendix.

Plan Term

The Plan was effective on January 24, 2006, the date that the Board of Directors adopted the 2006 Plan, subject to shareholder approval. The 2006 Plan will continue in effect until all awards under the 2006 Plan have lapsed, been exercised, satisfied, or cancelled in accordance with their terms. The 2006 Plan will remain in effect for ten (10) years from the date the Board of Directors adopted the 2006 Plan.

Back to Contents

Plan Administration

The Committee will have full authority to administer the 2006 Plan, including determining recipients of awards and the amount and type of awards. The Committee will have the discretionary authority to interpret the 2006 Plan, to amend, waive or extend any provision or unit of any award, to approve the forms of agreement for use under the 2006 Plan and to otherwise supervise the administration of the 2006 Plan.

Limits on Plan Awards

The Board has reserved a maximum of 2,500,000 shares of common stock for issuance under the 2006 Plan, subject to adjustment. A participant may receive multiple awards under the 2006 Plan; provided that no participant may be granted awards exceeding a maximum of 250,000 shares during any calendar year.

Shares delivered under the 2006 Plan may be either authorized but unissued shares of our common stock, par value $5.00 per share, or authorized shares of common stock issued by Sterling and subsequently reacquired by it as treasury stock. To the extent that any award payable in shares is forfeited or an award otherwise terminates or expires without the issuance of shares, the shares covered thereby may again be made available for awards under the 2006 Plan.

Eligibility and Participation

The Committee has the sole discretion to designate participants under the 2006 Plan. Awards may be granted under the Plan to our employees and to employees of our subsidiaries.

Types of Plan Awards

The Committee may grant the following types of awards under the 2006 Plan:

Stock Options. Options to purchase shares of our common stock may be granted alone or in connection with other awards under the 2006 Plan. Options granted under the 2006 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The exercise price of any stock option granted under the 2006 Plan may not be less than the fair market value of the shares of common stock on the date of grant. Further, in the event that an employee would otherwise be ineligible to receive an incentive stock option by reason of Code Sections 422(b)(6) or 424(d), the price of the shares intended to be incentive stock options may not be less than 110% of the fair market value of the shares of common stock at the date of grant, nor have an exercise term greater than five years from the date of the award. The exercise price is payable in cash or in shares of our common stock, or a combination thereof, or as otherwise permitted by the Committee.

The Committee will determine the terms of each option at the time of the grant. Generally, the Committee has discretion to provide for an exercise term of up to ten years. The Committee may specify at, or after the date of grant, the time or times at which, and in what proportions, an option becomes vested and exercisable. Traditionally, options have been granted with a three-year vesting schedule so that a portion of the options may be exercised commencing on or after the first anniversary of the date of grant and ending on the expiration or termination of the option. Vesting may be based on the continued service of the participant for specified time periods or on Sterling attaining specified performance goals, or both.

If the participant is not vested as to his or her entire option at the time the participant’s employment terminates, the unvested portion of the option will revert to the plan. If, after termination, the participant does not exercise his or her vested option within the time specified in the relevant agreement governing the option, the option will terminate and the shares will revert to the plan.

Back to Contents

Restricted Stock. The Committee may also grant awards of common stock subject to restrictions. Awards of common stock granted under the 2006 Plan may be granted alone or in connection with other awards under the 2006 Plan. Restricted stock represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements. Vesting requirements may be based on the continued service of the participant for specified time periods, and/or on the company or the person, or both, attaining specified performance goals. Dividends or other distributions will be paid on shares of restricted stock. Recipients of restricted stock will have the same rights as our shareholders, including all voting and dividend rights.

Other Stock-Based Awards. The Committee may grant other awards valued by reference to, or otherwise based on, shares of our common stock or on the fair market value thereof and subject to any terms and conditions such as performance goals determined by the Committee. The awards may be granted alone or in tandem with other awards under the 2006 Plan.

Section 162(m) Awards

Awards granted under the 2006 Plan are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code pursuant to their expected terms. Under Section 162(m), the terms of the award must state an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the award although the Committee has the discretion to decrease the amount of compensation payable.

Effect of Change in Control

Awards under the 2006 Plan are generally subject to special provisions upon the occurrence of a “change in control” transaction, as defined in the 2006 Plan. Under the 2006 Plan, in the event of a change in control, any and all outstanding awards shall immediately become and remain exercisable for the remainder of their respective terms.

Adjustment for Corporate Changes

In the event of a change in the number of issued and outstanding shares of common stock that results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure, the Committee will proportionately adjust the number, kind and, with respect to options, the exercise price of, shares available for grant.

Amendment and Termination

The Board may, from time to time, amend or terminate the 2006 Plan; however, no amendment or modification of the 2006 Plan shall be made that would adversely affect any outstanding award previously granted. Further, shareholder approval is required for certain types of amendments.

Plan Benefits

Upon shareholder approval of the 2006 Plan, all employees will be eligible to receive awards under the 2006 Plan, including Sterling’s named executive officers. The granting of awards under the 2006 Plan is discretionary; therefore, the number or types of awards to be granted in the future to any particular person or group is not currently determinable.

Back to Contents

U.S. Tax Treatment of Awards

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or a deduction to Sterling at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise for the longer of two years from the date of grant, or one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e, a “disqualifying disposition”) then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, Sterling will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to Sterling at the time it is granted. An optionee exercising such an option will at that time realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to Sterling in the year of exercise in an amount equal to the taxable compensation recognized by the optionee. The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term capital gain (or loss), depending upon the holding period of the shares.

Other Awards

Recipients of restricted stock are generally subject to ordinary income tax at the time the restrictions lapse on the shares, unless the recipient elects to accelerate recognition as of the date of grant. Recipients of unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, Sterling will generally be entitled to a corresponding tax deduction at the same time the participant recognizes ordinary income.

Section 162(m)

Compensation of persons who are our “covered employees” is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing Sterling the full federal tax deduction otherwise permitted for this compensation. If approved by our shareholders, the 2006 Plan will enable the Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that you vote “FOR” the proposal to approve the 2006 Equity Compensation Plan.

Back to Contents

The information under the following heading “Audit Committee Report” does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Sterling specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITEE REPORT

The Audit Committee of the Board of Directors is comprised of directors who meet both the NASDAQ and SEC standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed and reaffirmed in January 2006 and which may be accessed through Sterling’s website at www.sterlingfi.com.

The Audit Committee met with management periodically during the year to consider the adequacy of Sterling’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with Sterling’s independent auditors and with the appropriate financial personnel and internal auditors of Sterling. The Audit Committee also discussed with Sterling’s senior management and independent auditors the process used for certifications by Sterling’s Chief Executive Officer and Chief Financial Officer, which are required for Sterling’s filings with the Securities and Exchange Commission. Beginning in the third quarter of 2005, the Audit Committee Financial Experts met with management as part of the month and quarter-end review process to better assess management’s disclosure procedures. Also, beginning in the third quarter of 2005, the Audit Committee Financial Experts met with the Chief Financial Officer, Chief Accounting Officer, and General Counsel to review Sterling’s Form 10-Q prior to the entire Audit Committee’s review of such form.

The Audit Committee met privately with both the independent auditors and the internal auditors, as well as with the Chief Financial Officer and other finance personnel of Sterling on a number of occasions. All of these individuals have unrestricted access to the Audit Committee.

The Audit Committee recommended Ernst & Young LLP as the independent auditors for Sterling after reviewing the firm’s performance and independence from management.

Management has primary responsibility for Sterling’s financial statements and the overall reporting process, including Sterling’s system of internal controls.

The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Sterling in conformity with accounting principles generally accepted in the United States and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and Ernst & Young LLP, Sterling’s audited financial statements and met separately with both management and Ernst & Young LLP to discuss and review those financial statements and reports prior to issuance. Management has represented, and Ernst & Young LLP has confirmed, to the Audit Committee, that the financial statements were prepared in accordance accounting principles generally accepted in the United States.

The Audit Committee received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Sterling. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee monitors auditor independence, reviewed audit and non-audit services performed by Ernst & Young LLP and discussed with the auditors their independence.

Back to Contents

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder ratification, the appointment of Ernst & Young LLP as Sterling’s independent auditors for 2006.

Audit Committee

Richard H. Albright, Jr., Chairman

Michael A. Carenzo

Anthony D. Chivinski

Bertram F. Elsner

Howard E. Groff, Jr.

William E. Miller, Jr.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP as independent auditors for the examination of its financial statements for the fiscal year ending December 31, 2006. Ernst & Young LLP served as Sterling’s certified public auditors for the year ended December 31, 2005.

Ernst & Young LLP has advised us that neither the firm nor any of its associates has any relationship with Sterling or its subsidiaries other than the usual relationship that exists between independent certified public auditors and clients.

We expect a representative of Ernst & Young LLP to be present at the annual meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

In the event that the shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Sterling and its shareholders.

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as Sterling’s independent auditors.

Back to Contents

Audit and Non-Audit Fees

Aggregate fees billed to Sterling by Ernst & Young LLP for services rendered are presented below:

	Year Ended December 31,

	2005	2004

Audit fees	$811,637	$616,300
Audit related fees	6,701	3,000
Tax fees	104,536	89,500
All other fees	—	2,850

Audit fees include services for the audit of the consolidated financial statements and procedures related to the audit of internal control as required by the Sarbanes-Oxley Act of 2002 and the Federal Deposit Improvement Act of 1991, and the acquisition of Corporate Healthcare Strategies, Inc. and Pennsylvania State Bank in 2004. Audit related fees include the review of Form S-8 in connection with the 2005 Directors Stock Compensation Plan and Policy, and fees for on-line accounting research tools in 2004. The tax fees include tax planning, compliance, and in 2005, preparation of the application for change in tax accounting method.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide sufficient documentation at the time of approval.

The Audit Committee considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

OTHER BUSINESS

The Board of Directors and Management know of no matters to be presented at the meeting other than those set forth in this Proxy Statement. Sterling was not notified of any such matters by February 2, 2006, as determined in accordance with its Bylaws, and accordingly, if any other business is properly brought before the meeting or any adjournment of the meeting, the proxy holders will vote on this business according to their discretion.

By Order of the Board of Directors,

Corporate Secretary

Back to Contents

APPENDIX A- 2006 EQUITY COMPENSATION PLAN

STERLING FINANCIAL CORPORATION

2006 EQUITY COMPENSATION PLAN

1.

Purpose. The purpose of this Equity Compensation Plan (the “Plan”) is to advance the development, growth and financial condition of Sterling Financial Corporation (the “Corporation) and each subsidiary thereof as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”), by providing incentives through participation in the appreciation of capital stock of the Corporation so as to secure, retain and motivate personnel who may be responsible for the operation and management of the affairs of the Corporation and any such subsidiary now or hereafter existing (“Subsidiary”). The Corporation believes that the Plan will cause the participants to contribute materially to the growth of the Corporation, thereby benefiting the Corporation’s shareholders, and will align the economic interests of the participants with those of the shareholders.

2.

Term. The Plan shall become effective as of the date (the “Effective Date”) it is adopted by the Corporation’s Board of Directors (the “Board”), so long as the Corporation’s shareholders duly approve the Plan within twelve (12) months either before or after the date of the Board’s adoption of the Plan. Any and all options and rights awarded under the Plan (“Awards”) before it is so approved by the Corporation’s shareholders shall be conditional upon and may not be exercised before timely obtainment of such approval, and shall lapse upon the failure thereof. If the Plan is so approved, it shall continue in effect until all Awards have lapsed or been exercised, satisfied or cancelled according to their terms under the Plan. The Plan shall remain in effect until the day immediately preceding the tenth anniversary of the Effective Date, at which time it shall terminate.

3.

Stock. The shares of stock that may be issued under the Plan shall not exceed in the aggregate 2,500,000 shares of the Corporation’s common stock, par value $5.00 per share (the “Stock”), as may be adjusted pursuant to paragraph 20 hereof, all of which shares may be available for Awards pursuant to paragraph 7. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Stock that shall be subject to Awards made under the Plan to any one individual during any calendar year shall be 250,000 shares. Each share of Stock with respect to “full-value Awards,” meaning Awards other than Options, SARs, or Awards for which the Recipient pays the intrinsic value directly or by forgoing a right to receive a cash payment from the Corporation shall reduce the number of shares of Stock available for delivery under the Plan by two (2). Each share of Stock issued with respect to an Award that is not considered a full-value Award as described in the immediately preceding sentence shall reduce the number of shares of Stock available for delivery under the Plan by one (1). With respect to the issuance of SARs that may be settled in Stock, the number of shares of Stock available for Awards under the Plan will be reduced by the gross number of SARs granted. Such shares of Stock may either be authorized and unissued shares of Stock, or authorized shares of Stock issued by the Corporation and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued or sold under the Plan or any Award. Except as may be otherwise provided in the Plan, any Stock subject to an Award under the Plan (or any predecessor to the Plan) that for any reason lapses or terminates prior to its exercise as to such Stock shall become and again be available under the Plan. The Corporation shall reserve and keep available, and shall duly apply for any requisite governmental authority to issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The Corporation’s failure to obtain any such governmental authority deemed necessary by the Corporation’s legal counsel for the lawful insurance and sale of Stock under the Plan shall relieve the Corporation of any duty, or liability for the failure to issue or sell such Stock as to which such authority has not been obtained.

4.

Administration. The Plan shall be administered and interpreted by the committee (the “Committee”) to which the Board has delegated functional responsibility with respect to executive compensation matters; provided, however, that the Committee shall consist exclusively of two (2) or more non-employee Directors from the Board serving for such terms as determined, selected and appointed by the Board. The Board or Committee may, to the extent that it deems necessary to comply with Code Section 162(m) or the regulations thereunder, require that each member of the Committee

Back to Contents

also be an “outside Director” as that term is defined in the regulations under Code Section 162(m). The Board shall fill all vacancies occurring in the Committee’s membership, and any time and for any reason may add additional members to the Committee or may remove members from the Committee and appoint their successors. Except as otherwise permitted under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable rules and regulations thereto, a member of the Committee must be a Director of the Corporation and during the year prior to commencing service on the Committee, and while a member of the Committee, was not granted or awarded any Awards, allocations or other options or rights of or with respect to Stock or any other equity securities of the Corporation or its affiliates pursuant to the Plan or any other plan of the Corporation or its affiliates which provides for grants or awards; provided, however, that a member of the Committee may receive compensation (including Stock) in his capacity as a Director of the corporation. A majority of the Committee’s membership shall constitute a quorum for the transaction of all business of the Committee, and all decisions and actions taken by the Committee shall be determined by a majority of the members of the Committee attending a meeting at which a quorum of the Committee is present.

The Committee shall be responsible for the management and operation of the Plan and, subject to its provisions, shall have full, absolute and final power and authority, exercisable in its sole discretion; to interpret and construe the provisions of the Plan, adopt, revise and rescind rules and regulations relating to the Plan and its administration, and decide all questions of fact arising in the application thereof; to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and Stock option purchase prices; to adopt, revise and rescind procedural rules for the transaction of the Committee’s business, subject to any directives of the Board not inconsistent with the provisions or intent of the Plan or applicable provisions of the law; and to make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Code Section 162(m), the Committee will exercise its discretion consistent with qualifying the Award for that exception. The Committee’s determinations, decisions and actions under the Plan, including but not limited to those described above, need not be uniform or consistent, but may be different and selectively made and applied, even in similar circumstances and among similarly situated persons. Unless contrary to the provisions of the Plan, all decisions, determinations and actions made or taken by the Committee shall be final and binding upon the Corporation and all interested persons, and their heirs, personal and legal representatives, successors, assigns and beneficiaries. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

5.

Awards. Awards may be made under the Plan in the form of: (a) “Qualified Options” to purchase Stock that are intended to qualify for certain tax treatment as incentive stock options under Section 422 of the Code, (b) “Non-Qualified Options” to purchase Stock that are not intended to qualify as incentive stock options, (c) Stock Appreciation Rights (“SARs”), (d) “Restricted Stock” or (e) “Performance Units”. More than one Award may be granted to an eligible person, and the grant of any Award shall not prohibit the grant of any other Award, either to the same person or otherwise, or impose any obligation upon the person to whom granted to exercise the Award. All Awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content and approved by the Committee from time to time, and shall be subject to the provisions of the Plan whether or not contained in such agreements. Multiple Awards for a particular person may be set forth in a single written agreement or multiple agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as Qualified Options, Non-Qualified Options, SARs, Restricted Stock, or Performance Units as the case may be. Except as otherwise provided in paragraph 22, every Award made to a person (a “Recipient”) shall be exercisable during his or her lifetime only by the Recipient, and shall not be salable, transferable or assignable by the Recipient except by his or her will or pursuant to applicable laws of descent and distribution.

Back to Contents

6.

Eligibility. Persons eligible to receive Awards shall be all employees of the Corporation and each Subsidiary, as determined by the Committee. A person’s eligibility to receive Awards shall not confer upon him or her any right to receive any Awards; rather, the Committee shall have the sole authority, exercisable in its discretion consistent with the provisions of the Plan, to select when, to whom and under what facts and circumstances Awards will be made. Except as otherwise provided herein, a person’s eligibility to receive, or the actual receipt of, Awards under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the Corporation or its affiliates.

7.	Qualified Options. In addition to other applicable provisions of the Plan, all Qualified Options and Awards thereof shall be subject to the following terms and conditions:
(a)

No Qualified Option shall be awarded more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation’s shareholders, whichever date is earlier.

(b)

The time period during which any Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded.

(c)

If the Recipient of a Qualified Option ceases to be employed by the Corporation or any Subsidiary for any reason other than his or her death, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term for a period of not more than three (3) months after such cessation of employment to the extent that the Option was then and remains exercisable, unless such employment cessation was due to the Recipient’s disability as defined in Section 22(e)(3) of the Code, in which case such three (3)-month period shall be twelve (12) months. If the Recipient dies while employed by the Corporation or a Subsidiary, the Committee may permit the Recipient’s qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her will or the laws of descent and distribution, thereafter to exercise such Option during its remaining term for a period of not more than twelve (12) months after the Recipient’s death to the extent that the Option was then and remains exercisable. The Committee may impose terms and conditions upon and for said exercise of such Qualified Option after such cessation of the Recipient’s employment or his or her death.

(d)

The purchase price of a share of Stock subject to any Qualified Option, as determined by the Committee, shall not be less than the Stock’s fair market value at the time such Option is awarded, as determined under paragraph 15 hereof.

8.	Non-Qualified Option. In addition to other applicable provisions of the Plan, all Non-Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:
(a)

The time period during which any Non-Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded.

(b)

If a Recipient of a Non-Qualified Option, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such Option for a period of three (3) months, to the extent that the Option was then and remains exercisable, or for such time period and under such terms and conditions as may be prescribed by the Committee.

(c)

The purchase price of a share of Stock subject to any Non-Qualified Option, as determined by the Committee, shall not be less than the Stock’s fair market value at the time such Option is awarded, as determined under paragraph 15 hereof.

Back to Contents

9.	Stock Appreciation Rights. In addition to other applicable provisions of the Plan, all SARs and Awards thereof shall be subject to the following terms and conditions:
(a)

SARs may be granted either alone, or in connection with another previously or contemporaneously granted Award (other than another SAR) so as to operate in tandem therewith by having the exercise of one affect the right to exercise the other, as and when the Committee may determine; provided, however, that no SAR shall be awarded in connection with a Qualified Option more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation’s shareholders, whichever date is earlier.

(b)

Each SAR shall entitle its Recipient to receive upon exercise of the SAR all or a portion of the excess of (i) the fair market value at the time of such exercise of a specified number of shares of Stock as determined by the Committee, over (ii) a specified price as determined by the Committee of such number of shares of Stock that, on a per share basis, is not less than the Stock’s fair market value at the time the SAR is awarded

(c)

Upon exercise of any SAR, the Recipient shall be paid either in cash or in Stock, or in any combination thereof, as the Committee shall determine. If such payment is to be made in Stock, the number of shares thereof to be issued pursuant to the exercise shall be determined by dividing the amount payable upon exercise by the Stock’s fair market value at the time of exercise.

(d)

The time period during which any SAR is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such SAR is awarded; provided, however, no SAR connected with another Award shall be exercisable beyond the last date that such other connected Award may be exercised.

(e)

If a Recipient of a SAR, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee.

(f)

No SAR shall be awarded in connection with any Qualified Option unless the SAR (i) lapses no later than the expiration date of such connected Option, (ii) is for not more than the difference between the Stock purchase price under such connected Option and the Stock’s fair market value at the time the SAR is exercised, (iii) is transferable only when and as such connected Option is transferable and under the same conditions, (iv) may be exercised only when such connected Option may be exercised, and (v) may be exercised only when the Stock’s fair market value exceeds the Stock purchase price under such connected Option.

10.	Restricted Stock. In addition to other applicable provisions of the Plan, all Restricted Stock and Awards thereof shall be subject to the following terms and conditions:
(a)

Restricted Stock shall consist of shares of Stock that may be acquired by and issued to a Recipient at such time, for such or no purchase price, and under and subject to such transfer, forfeiture and other restrictions, conditions or terms as shall be determined by the Committee, including, but not limited to, prohibitions against transfer, substantial risks of forfeiture within the meaning of Section 83 of the Code, and attainment of performance or other goals, objectives or standards, all for or applicable to such time periods as determined by the Committee.

Back to Contents

(b)

Except as otherwise provided in the Plan or the Restricted Stock Award, a Recipient of shares of Restricted Stock shall have all the rights as does a holder of Stock, including, without limitation, the right to vote such shares and receive dividends with respect thereto; provided, however, during the time period of any restrictions, conditions or terms applicable to such Restricted Stock, the shares thereof and the right to vote the same and receive dividends thereon shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the Plan or the Restricted Stock Award.

(c)

Each certificate issued for shares of Restricted Stock shall be deposited with the Secretary of the Corporation, or the office thereof, and shall bear a legend in substantially the following form and content:

The shares of Stock represented by this Certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all of the terms and conditions of a Restricted Stock Agreement dated as of _____________, a copy of which the Corporation shall furnish to the holder of this Certificate upon request and without charge. The release of this Certificate and the shares of Stock hereby represented shall occur only as provided by the 2006 Equity Compensation Plan and Restricted Stock Agreement, copies of which are on file in the office of the Secretary of the Corporation.

Upon the lapse or satisfaction of the restrictions, conditions and terms applicable to such Restricted Stock, a certificate for the share of Stock free thereof without such legend shall be issued to the Recipient.

(d)

If a Recipient’s employment with the Corporation or a Subsidiary cease for any reasons prior to the lapse of the restrictions, conditions or terms applicable to his of her Restricted Stock, all of the Recipient’s Restricted Stock still subject to unexpired restrictions, conditions or terms shall be forfeited absolutely by the Recipient to the Corporation without payment or delivery of any consideration or other thing of value by the Corporation or its affiliates, and thereupon and thereafter neither the Recipient nor his or her heirs, personal or legal representatives, successors, assigns, beneficiaries, or any claimants under the Recipient’s last will or the laws of descent and distribution, shall have any rights or claims to or interests in the forfeited Restricted Stock or any certificates representing shares thereof, or claims against the Corporation or its affiliates with respect thereto.

11.	Performance Units. In addition to the other applicable provisions of the Plan, all Performance Units and Awards thereof shall be subject to the following terms and conditions:
(a)

The Committee may grant Performance Units to a Recipient. Each Performance Unit shall represent the right of the Recipient to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the fair market value of a share of Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

(b)

When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Units (“Performance Goals”) and such other conditions of the Award as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Corporation or its operating units, the performance of Stock, individual performance, or such other criteria as the Committee deems appropriate.

Back to Contents

(c)

At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with Performance Units, but may not exercise discretion to increase any such amount payable to a “Covered Employee”, as such term is defined in Code Section 162(m)(3) with respect to a Performance Unit subject to paragraph 12. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Unit or other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).

(d)

If the Recipient ceases to be employed by the Corporation during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement, as it deems appropriate.

12.

Performance Conditions. The vesting conditions or other conditions applicable to a Restricted Stock Award or a Performance Unit Award shall be determined by the Committee, in its discretion. The Committee may condition the grant or vesting of a Restricted Stock Award or a Performance Unit Award on the satisfaction of performance conditions (“Performance Criteria”), each such Award being herein referred to as a “Performance Award.” No Performance Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code shall be granted or shall vest, as the case may be, unless the applicable Performance Criteria (i) are pre-established by the Committee in writing no later than 90 days after the commencement of the period to which the performance condition related (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m) of the Code), and (ii) are objective and shall otherwise meet the requirements of Code Section 162(m) in the regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” and consist of an objectively determinable measure of performance relating to any or any combination of the following (measured absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the contest permits, on a divisional, subsidiary, line of business, project or geographic basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria. Determinations by the Committee as to the establishment of Performance Criteria, the amount potentially payable in respect of Performance Awards, and the level of actual achievement of the specified performance criteria shall be recorded in writing in the case of Performance Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to the applicable regulations under Code Section 162(m), prior to settlement of each Award granted to a Covered

Back to Contents

Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or the regulations thereunder, such provisions shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of the compensation otherwise payable in connection with any such Award upon attainment of the applicable Performance Criteria.

13.

Exercise. Awards may be exercised in whole or in part by giving written notice thereof to the Committee, or its designee, identifying the Award being exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award. The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash or in Stock at its then current fair market value, or in any combination thereof, as the Committee shall determine; provided, however, that if the Stock tendered as payment for a Qualified Option was acquired through the exercise of a Qualified Option, the Recipient must have held such stock for a period not less than the holding period described in Code Section 422 (a)(I). Stock utilized to exercise an Award shall not be available to be issued under the Plan pursuant to paragraph 3. Stock Options may also be exercised by delivery to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker/dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay the exercise price or by such other method as the Committee may approve. Proceeds of Stock Option exercises may not be utilized by the Committee to purchase shares of Stock on the open market for the purpose of increasing the number of shares of Stock available for Awards pursuant to paragraph 3.

The number of shares of Stock subject to an Award shall be reduced by the number of shares of Stock (or, with respect to an SAR, an equivalent amount of cash) with respect to which the Recipient has exercised rights under the Award. If a SAR is awarded in connection with another Award, the number of shares of Stock that may be acquired by the Recipient under the other connected Award shall be reduced by the number of shares of Stock with respect to which the Recipient has exercised his or her SAR, and the number of shares of Stock subject to the Recipient’s SAR shall be reduced by the number of shares of Stock acquired by the Recipient pursuant to the other connected Award.

The Committee may permit an acceleration of previously established exercise terms of any Awards or the lapse of restrictions thereon as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate. In addition, upon a Change in Control notwithstanding any other provision of the Plan to the contrary, any and all Awards immediately shall become and remain exercisable with respect to the total amount of shares of Stock still subject thereto for the remainder of their respective terms. If a Change in Control occurs, the Committee shall immediately notify the Recipients in writing of the occurrence of such an event and their rights under this paragraph 13. For purposes of this paragraph 13, a Change in Control shall mean any of the following:

(a)

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Corporation, a Subsidiary, an employee benefit plan of the Corporation or a Subsidiary (including a related trust), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation’s then outstanding securities;

(b)	the occurrence of, or execution of an agreement providing for, a sale of all or substantially all of the assets of the Corporation to an entity which is not a direct or indirect Subsidiary;

Back to Contents

(c)

the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation share transfer, share exchange or similar transaction involving the Corporation, unless (A) the shareholders of the Corporation immediately prior to the consummation of any such transaction will initially own securities representing a majority of the voting power of the surviving or resulting corporation, and (B) the Directors of the Corporation immediately prior to the consummation of such transaction will initially represent a majority of the Directors of the surviving or resulting corporation; or

(d)

any other event which is at any time irrevocably designated as a “Change in Control” for purposes of this Agreement by resolution adopted by a majority of the then non-employee Directors of the Corporation.

14.

Withholding. Whenever the Corporation is about to issue or transfer Stock pursuant to any Award, the Corporation may require the Recipient to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions’ income and other tax withholding requirements prior to the delivery of any certificates for such shares of Stock. Stock utilized to satisfy a tax obligation shall not be available to be issued under the Plan pursuant to paragraph 3. Whenever payments are to be made in cash to any Recipient pursuant to his or her exercise of an Award, such payments shall be made net after deduction of all amounts sufficient to satisfy fully any federal, state and other jurisdictions’ income and other tax withholding requirements.

15.

Value. Where used in the Plan, the “fair market value” of Stock or Options or rights with respect thereto, including Awards, shall mean and be determined by: (a) in the event that the Stock is listed on an established exchange, the closing price of the Stock on the relevant date or, if no trade occurred on that day, on the next preceding day on which a trade occurred, (b) in the event that the Stock is not listed on an established exchange, but is then quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the average of the average of the closing bid and asked quotations of the Stock for the five(5) trading days immediately preceding the relevant date, or (c) in the event that the stock is not then listed on an established exchange or quoted on NASDAQ, the average of the average of the closing bid and asked quotations of the Stock for five (5) trading days immediately preceding the relevant date as reported by such brokerage firms which are then making a market in the Stock. In the event that the Stock is not listed on an established exchange, quoted on NASDAQ, and no closing bid and asked quotations are available, fair market value shall be determined in good faith by the Committee. In the case of (b) or (c) above, in the event that no closing bid or asked quotation is available on one or more of such trading days, fair market value shall be determined by reference to the five (5) trading days immediately preceding the relevant date on which closing bid and asked quotations are available.

16.

Amendment. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Recipient) of shares of Stock that may be issued or transferred under the Plan (other than by operation of paragraph 20), modifies the requirements as to eligibility for participation in the Plan or reduces the exercise price of any Options (other than adjustments referenced in paragraph 20), shall be subject to approval by the shareholders of the Corporation and, provided further, that the Board shall not amend the Plan without shareholder approval if such approval is required by Rule 16(b)-3 of the Exchange Act or Code Section 162(m). For avoidance of doubt, without previous approval by shareholders, no action may be taken that would result in amending or replacing previously granted Options or SARs in a transaction that constitutes a “repricing” as such term is used in NASDAQ Rule 4350(i), nor may any previously granted Options or SARs be cancelled and reissued at a lower exercise price without previous approval by shareholders. The amendment or termination of the Plan shall not, without the consent of the Recipients, altar or impair any rights or obligations under any Award previously granted hereunder.

In addition and subject to the foregoing, the Committee may prescribe other or additional terms, conditions and provisions with respect to the grant or exercise of any or all Awards as the Committee may determine necessary or appropriate for such Awards and the Stock subject thereto

Back to Contents

to qualify under and comply with all applicable laws, rules and regulations, and changes therein, including but not limited to the provisions of Code Sections 421 and 422 and Section 16 of the Exchange Act. Without limiting the generality of the preceding sentence, each Qualified Option, and any SAR awarded in connection therewith, shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify such Option, or connected Option and SAR, as an incentive stock option under Code Section 422, including, but not limited to, the following provisions:

(i)

the aggregate fair market value, at the time such Option is awarded, of the Stock subject thereto and of any Stock or other capital stock with respect to which incentive stock options qualifying under Code Sections 421 and 422 are exercisable for the first time by the Recipient during any calendar year under the Plan and any other plans of the Corporation of its affiliates, shall not exceed $100,000; and

(ii)

No Qualified Option, or any SAR in connection therewith, shall be awarded to any person if at the time of such Award, such person owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or its affiliates, unless at the time such Option of SAR is awarded the Stock purchase price under such Option is at least one hundred and ten percent (110%) of the fair market value of the Stock subject to such Option and the Option (and any SAR connected therewith) by its terms is not exercisable after the expiration of five (5) years from the date it is awarded.

From time to time, the Committee may rescind, revise and add to any of such terms, conditions and provisions as may be necessary or appropriate to have any Awards be or remain qualified and in compliance with all applicable laws, rules and regulations, and may delete, omit or waive any of such terms, conditions or provisions that are no longer required by reason of changes in applicable laws, rules or regulations.

17.

Continued Employment. Nothing in the Plan or any Award shall confer upon any Recipient or other persons any right to continue in the employment of, or maintain any particular relationship with, the Corporation or its affiliates, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate such Recipient or other persons, and the employment and other relationships thereof. However, the Committee may require as a condition of making and/or exercising any Award that its Recipient agree to, and in fact provide, services, either as an employee or in another capacity, to or for the Corporation or any Subsidiary for such time period following the date the Award is made and/or exercised as the Committee may prescribe. The immediately preceding sentence shall not apply to any Qualified Option to the extent such application would result in disqualification of said Option as an incentive stock option under Code Sections 421 and 422.

18.

General Restrictions. Each Award shall be subject to the requirement and provision that if at any time the Committee determines it necessary or desirable as a condition of or in consideration of making such Award, or the purchase or issuance of Stock thereunder, (a) the listing, registration or qualification of the Stock subject to the Award, or the Award itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (C) an agreement by the Recipient with respect to the disposition of any Stock (including, without limitation, that at the time of the Recipient’s exercise of the Award, any Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Stock), then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Committee and legal counsel for the Corporation.

19.	Rights. Except as otherwise provided in the Plan, the Recipient of any Award shall have no rights as a holder of the Stock subject thereto unless and until one or more certificates for the shares of

Back to Contents

such Stock are issued and delivered to the Recipient. No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to Stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that any certificates for Stock subject to an Award are issued to the Recipient pursuant to his or her exercise thereof. No Award, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

20.

Adjustments. In the event of any change in the number of issued and outstanding shares of Stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation, the Committee shall proportionately adjust the maximum number of shares subject to each outstanding Award, and (where appropriate) the purchase price per share thereof (but not the total purchase price under the Award), so that upon exercise or realization of such Award, the Recipient shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding Award and immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares. Any adjustments under this paragraph 20 shall be made by the Committee. No adjustments shall be made that would cause a Qualified Option to fail to continue to qualify as an incentive stock option within the meaning of Code Section 422.

In the event the Corporation is a party to any merger, consolidation or other reorganization, any and all outstanding Awards shall apply and relate to the securities to which a holder of Stock is entitled after such merger, consolidation or other reorganization. Upon any liquidation or dissolution of the Corporation, any and all outstanding Awards shall terminate upon consummation of such liquidation or dissolution, but prior to such consummation shall be exercisable to the extent that the same otherwise are exercisable under the Plan.

21.

Forfeiture. Notwithstanding anything to the contrary in this Plan, if the Committee finds after full consideration of the facts presented on behalf of the Corporation and the involved Recipient, that he or she has been engaged in fraud, embezzlement, theft, commission of a felony, dishonesty in the course of his or her employment by the Corporation or any Subsidiary, or that the Recipient has disclosed trade secrets of the Corporation or its affiliates or has engaged in any other activity that is injurious to the Corporation or its affiliates, the Recipient shall forfeit all rights under and to all unexercised Awards, and all exercised Awards under which the Corporation has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Awards and rights shall be automatically canceled. The decision of the Committee as to the cause of the Recipient’s discharge from employment with the Corporation or any Subsidiary and the damage thereby suffered shall be final for purposes of the Plan, but shall not affect the finality of the Recipient’s discharge by the Corporation or Subsidiary for any other purposes. The preceding provisions of this paragraph shall not apply to any Qualified Option to the extent such application would result in disqualification of said Option as an incentive stock option under Code Sections 421 and 422.

22.

Transferability of Awards. Except as otherwise specifically provided in this paragraph 22 or as otherwise permitted by the Committee in accordance with applicable law, Awards may not be transferred, assigned, pledged or hypothecated in any manner and shall not be subject to execution, levy, attachment or similar process, and any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award or execution, levy, attachment or similar process upon an Award shall be null and void and without effect. Only the Recipient or his or her authorized representative may exercise rights under an Award. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Awards other than Qualified Options, if permitted under Rule 16(b)-3 of the Exchange Act and if permitted in any specific case by the Committee, in its sole discretion, pursuant to a Qualified Domestic Relations Order as defined under the Code or of ERISA or the regulations thereunder. When a Recipient dies, the representative or other person entitled to succeed the rights of the Recipient, (the

Back to Contents

“Successor Recipient”) may exercise such rights. A Successor Recipient must furnish proof satisfactory to the Corporation of his or her right to receive the Award under the Recipient’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Recipient to transfer nonqualified options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a “Family Transfer”), provided that the Recipient receives no consideration for the Family Transfer and the Award instruments relating to the nonqualified options transferred in a family transfer continue to be subject to the same terms and conditions that were applicable to such nonqualified options immediately prior to the Family Transfer. Under no circumstances may any Awards be transferred, assigned, pledged or hypothecated in any manner by a Recipient in exchange for consideration.

23.

Indemnification. In and with respect to the administration of the Plan, the Corporation shall indemnify each present and future member of the Committee and/or of the Board, who shall be entitled without further action on his or her part to indemnity from the Corporation for all damages, losses, judgments, settlement amounts, punitive damages, excise taxes, fines, penalties, costs and expenses (including without limitation attorneys’ fees and disbursements) incurred by such member in connection with any threatened, pending or completed action, suit or other proceedings of any nature, whether civil, administrative, investigative or criminal, whether formal or informal, and whether by or in the right or name of the Corporation, any class of its security holders, or otherwise in which such member may be or have been involved, as a party or otherwise, by reason of his or her being or having been a member of the Committee and/or of the Board, whether or not he or she continues to be such a member. The provisions, protection and benefits of this paragraph shall apply and exist to the fullest extent permitted by applicable law to and for the benefits of all present and future members of the Committee and/or of the Board, and their respective heirs, personal and legal representatives, successors and assigns, in addition to all other rights that they may have as a matter of law, by contract, or otherwise, except (a) as may not be allowed by applicable law, (b) to the extent there is entitlement to insurance proceeds under insurance coverage provided by the Corporation on account of the same matter or proceeding for which indemnification hereunder is claimed, or (c) to the extent there is entitlement to indemnification from the Corporation, other than under this paragraph, on account of the same matter or proceeding for which indemnification hereunder is claimed.

24.

Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or regulation, including, but not limited to, the Code and the Exchange Act, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission, to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee, and to the extent that there are additional requirements under Rule 16b-3, it is the responsibility of the participants to satisfy such requirements. Where used in this Plan, the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and, the term “affiliates” shall mean each and every Subsidiary and any parent of the Corporation. The captions of the numbered paragraphs contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions in this Plan. The validity, construction, interpretation and effect of the Plan and Awards issued under the Plan shall be governed, construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania. It is intended that Awards under the Plan shall either (a) qualify as compensatory arrangements that do not constitute “deferred compensation” subject to Code Section 409A, or (b) satisfy the requirements of Code Section 409A. The Plan and Awards hereunder shall be construed accordingly.

-END-